UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant     [X]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12

                         TENDERCARE INTERNATIONAL, INC.
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:
                  Common Stock, par value $0.01
           ---------------------------------------------------------------------

      (2)  Aggregate number of securities to which transaction applies:

                    7,450,582
           ---------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                   $3,352,761.90 - $0.45 per share merger contract price
           ---------------------------------------------------------------------

      (4)  Proposed maximum aggregate value of transaction:

                   $3,352,761.90
           ---------------------------------------------------------------------

      (5)  Total fee paid:

                   $102.931
           ---------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:

                                                                PRELIMINARY COPY

                         TENDERCARE INTERNATIONAL, INC.
                              3925 N. Hastings Way
                           Eau Claire, Wisconsin 54703

Dear shareholder:

      You are cordially invited to attend the special meeting of shareholders of TenderCare International, Inc. (the "Company"). The meeting will be held at the offices of the Company, 3925 N. Hastings Way, Eau Claire, Wisconsin 54703 on December 6, 2007, at 10:00 a.m., local time.

      At the meeting, you will be asked to consider and vote upon the approval of the plan of merger set forth in the Agreement and Plan of Merger (the "plan of merger" or "merger agreement"), dated October 24, 2007, by and among The Hain Celestial Group, Inc. ("Hain"), Hain Acquisition Corporation ("Merger Sub") and the Company. Under the merger agreement, holders of our common stock will be entitled to receive $0.45 in cash for each share of the Company's common stock. The merger agreement includes a provision which will adjust the per share compensation downward if our expenses in connection with the merger exceed $100,000; in that case, each shareholder will bear a proportionate share of the reduction. This proxy statement explains the proposed merger and provides specific information concerning the special meeting. Please read these materials carefully.

      You may vote at the special meeting if you owned shares of the Company's common stock as of the close of business on October 24, 2007, the record date for the special meeting.

      Your board of directors has unanimously adopted the merger agreement and recommends that the shareholders approve the plan of merger as set forth in the merger agreement, a copy of which is attached as Appendix A to this proxy statement. The board of directors believes that the terms of the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interest of our shareholders. Therefore, the board of directors unanimously recommends that you vote in favor of the approval of the plan of merger. In reaching its decision, the board of directors considered, among other things, the opinion of Appraisal Excellence, Ltd. ("AE"), the Company's financial advisor, which concluded that the terms of the proposed merger, including the related sale of our Rapid Shine business, were fair, from a financial point of view, to the Company's shareholders. We urge you to read and consider carefully AE's opinion, which is attached as Appendix B to this proxy statement and the basis for that opinion, which is described in the proxy statement under the heading "Opinion of the Company's Financial Advisor".

      The approval of the plan of merger is an important decision for the Company and its shareholders. The proposed merger cannot occur unless, among other things, the plan of merger is approved by the affirmative vote of the holders of a majority of the Company's outstanding common stock. Whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy and return it in the enclosed postage-prepaid envelope. If you attend the meeting, you may revoke your proxy and vote your shares personally. Failure to vote either by proxy or in person at the meeting will have the same effect as voting against approval of the plan of merger. Your prompt cooperation will be greatly appreciated.

Sincerely,

Edward Reiss
Co-Chief Executive Officer

This proxy statement is first being mailed to the Company's shareholders on or about November 16, 2007.

--------------------------------------------------------------------------------

                         TENDERCARE INTERNATIONAL, INC.
                              3925 N. Hastings Way
                           Eau Claire, Wisconsin 54703
                                 (715) 833-1750

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To be Held December 6, 2007

A special meeting of shareholders of TENDERCARE INTERNATIONAL, INC. (the "Company") will be held at the offices of the Company, 3925 N. Hastings Way, Eau Claire, Wisconsin 54703 on December 6, 2007, at 10:00 a.m., local time, for the following purposes:

      1. To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of October 24, 2007, by and among The Hain Celestial Group, Inc., Hain Acquisition Corporation and the Company (the "plan of merger" or the "merger agreement").

      2. To vote upon such other business as may properly come before the meeting, including any adjournment thereof.

The Board of Directors has fixed the close of business on October 24, 2007, as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting and at any adjournment thereof. A list of the shareholders as of the record date will be available at the meeting, and is now available for inspection and copying during regular business hours at the Company's principal offices, 3925 N. Hastings Way, Eau Claire, Wisconsin 54703, and will continue to be available at that location until the meeting is adjourned.

The accompanying proxy statement summarizes the material terms and conditions of the merger agreement and related transactions, but is not intended to be an exhaustive discussion of the merger agreement and the other transaction documents. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not the summary set forth in the accompanying proxy statement. We urge you to read the merger agreement and the other transaction documents attached as appendixes to the proxy statement carefully and in their entirety

Shareholders who do not vote in favor of approval of the plan of merger are entitled to assert dissenters' rights under Section 7-113-102 of the Colorado Business Corporation Act ("CBCA") and obtain payment for their shares if the merger is completed and if they comply with the procedures set forth in Section 7-113-202 of the CBCA. A copy of Sections 7-113-101 et seq. of the CBCA is attached as Appendix C to the accompanying proxy statement.

Please do not send in your stock certificates at this time. If the plan of merger is approved, you will receive transmittal instructions for the surrender of your stock certificates shortly after the shareholder meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. Whether or not you plan to attend the meeting in person, please complete and return the enclosed proxy promptly in the envelope which has been provided so that your vote may be recorded. The proxy will not be used if you attend the meeting and vote in person.

By Order of the Board of Directors
Edward Reiss, Secretary

November 16, 2007
Eau Claire, Wisconsin

                         TENDERCARE INTERNATIONAL, INC.
                                 Proxy Statement
                         Special Meeting of Shareholders
                                December 6, 2007

The merger and the merger agreement have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has any such commission passed upon the merits or fairness of the transaction, or passed upon the adequacy or accuracy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

SUMMARY TERM SHEET ........................................................    1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING ...........................    3
SUMMARY OF THE MERGER AGREEMENT TERMS .....................................    6
SPECIAL MEETING OF SHAREHOLDERS ...........................................   10
         Time, Place and Date .............................................   10
         Purposes of the Meeting ..........................................   10
         Recommendation of the Board of Directors .........................   10
         Record Date; Who can Vote at the Meeting .........................   10
         What Constitutes a Quorum ........................................   10
         What Votes are Required ..........................................   10
         Attending the Meeting ............................................   11
         How You Can Vote .................................................   11
         Voting by Proxy ..................................................   11
         Revocability of Proxies; How You Can Change Your Vote ............   11
         Solicitation of Proxies ..........................................   12
         Security Ownership of Certain Beneficial Owners and Management ...   12
APPROVAL OF THE AGREEMENT AND PLAN OF MERGER ..............................   13
         Background of the Merger .........................................   13
         Reasons for the Merger ...........................................   14
         Opinion of the Company's Financial Advisor .......................   15
         Market Prices For Our Common Stock And Dividend Policy ...........   19
         Interest of Certain Persons in the Merger ........................   19
         Voting Agreement .................................................   20
         Material Federal Income Tax Consequences of the Merger ...........   21
         Required Shareholder Approval ....................................   23
         Fees and Expenses of the Merger ..................................   23
         Dissenters' Rights ...............................................   23
SUMMARY OF THE MERGER AGREEMENT ...........................................   25
         General ..........................................................   25
         The Merger .......................................................   25
         Effective Time ...................................................   25
         Merger Consideration .............................................   25
         Representations and Warranties; Indemnification ..................   26
         Conduct of Business; Covenants ...................................   26
         Conditions to the Merger .........................................   28
         Nonsolicitation of Acquisition Proposals .........................   29
         Termination of the Merger Agreement ..............................   31
         Termination Fee ..................................................   31
         Amendment ........................................................   32
         Voting Agreement .................................................   32

SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING

SHAREHOLDER PROPOSALS

APPENDIX A - Agreement and Plan of Merger
APPENDIX B - Fairness Opinion of Appraisal Excellence Ltd.
APPENDIX C - Sections 7-113-101 et seq. of the Colorado Business
             Corporation Act
APPENDIX D - Voting and Support Agreement

--------------------------------------------------------------------------------
                               SUMMARY TERM SHEET

This summary term sheet, including the "Questions and Answers About the Special Meeting" section that follows, highlights selected information from this proxy statement for this special meeting of our shareholders, and you should read carefully this entire proxy statement and the documents referred to in this proxy statement for a more complete description of the terms of the merger and related transactions. The merger agreement is attached as Appendix A to this proxy statement and additional documents relating to the transaction are also attached to this proxy statement. You are encouraged to read the merger agreement as it is the legal document that governs the merger, as well as these additional documents.

In this proxy statement the terms the "Company," "we," "us" and "our" refer to TenderCare International, Inc., "Hain" refers to The Hain Celestial Group, Inc., "Merger Sub" refers to Hain Acquisition Corporation, "merger agreement" refers to the Agreement and Plan of Merger, dated as of October 24, 2007, by and among the Company, Merger Sub and Hain, "AE" refers to Appraisal Excellence, Ltd., "common stock" refers to the common stock, no par value, of the Company, "CBCA" refers to the Colorado Business Corporation Act, and "you" and "your" refer to holders of common stock.

   o The Merger (page __).

We are sending this proxy statement and the enclosed proxy to you asking you to approve a merger of a wholly-owned subsidiary of The Hain Celestial Group, Inc. with and into the Company. In the merger, each of our shareholders will receive $0.45 for each share of common stock held, subject to pro rata reduction if our expenses incurred in connection with the merger are more than $100,000 (such expenses above this amount are referred to as "Excess Company Expenses"). After the merger is completed, Hain will own us, and our shareholders will have no further interest in the Company. The merger will have the same effect to you as a sale by you of our common stock for cash. The parties are working towards completing the merger as quickly as possible and hope to do so promptly after the special meeting, subject to satisfaction or waiver of all conditions to closing.

   o Recommendations of Our Board; Fairness of the Merger (page __).

Our Board of Directors has carefully considered the merger, including the amount to be paid to shareholders, the Company's prospects and its current liquidity, and has unanimously determined that the merger is in the best interest of the Company and its shareholders. Our board recommends that shareholders vote "FOR" the approval of the plan of merger.

In making that determination, our Board of Directors considered, among other things, the fairness opinion of Appraisal Excellence, Ltd. ("AE"), which we have attached to this proxy statement as Appendix B. AE provided its opinion for the information and assistance of our Board of Directors in consideration of the merger and the merger agreement. The AE opinion is not a recommendation as to how any holder of our common stock should vote with respect to the approval of the plan of merger. We urge you to read the entire opinion carefully.

   o Sale of the Rapid Shine Business (page __).

We own a business, called Rapid Shine, which distributes compact shoe shine kits imprinted with customer logos and advertising. These kits are sold to hotels, shoe stores and other customers over the internet. The kits are used by hotel customers as in-room amenities. Other customers sell the kits or use them as promotional items. We purchased this business on February 27, 2007, for $79,000 and made additional capital investments of $58,000. During the period from our acquisition of the Rapid Shine business through August 31, 2007, this business had sales of approximately $33,000, and profits of approximately $8,500. Hain is not interested in this business, and they have asked us to dispose of it before the merger. Mr. Reiss, our co-chief executive officer, has agreed to purchase the Rapid Shine business from us immediately before the merger is completed. He will pay $145,000 for that business, which is equal to our


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

investment plus our capital expenditures for that business plus an additional $8,000 for goodwill, and he will assume any liabilities which relate to the Rapid Shine business. The payment will be made by reducing the loan he made to us by that amount. We will retain any accounts receivable which arose prior to the sale. Our Board of Directors has carefully considered the terms of this sale and has determined that it is fair to our company and its shareholders. Mr. Reiss did not participate in that determination because he is the purchaser. In order to assist them in reviewing the terms of the sale of the Rapid Shine business to Mr. Reiss, our board asked Appraisal Excellence to review the terms of that sale in connection with its fairness opinion on the merger. Appraisal Excellence's fairness opinion, which is summarized in this Proxy Statement under the heading "Opinion of the Company's Financial Advisor" and is also attached to this proxy statement as Appendix B, includes their opinion on the Rapid Shine sale.

   o  Shareholder Approval; Voting Agreement (page __).

The corporation law of the State of Colorado (which is the state in which we are incorporated) requires that the plan of merger be approved by a majority of the outstanding shares of our common stock. However, Hain may elect not to consummate the merger if less than 80% of the outstanding shares of our common stock vote to approve the plan of merger.

Each of our directors has entered into a Voting and Support Agreement with Hain pursuant to which they have agreed to vote their common stock representing, in the aggregate, 40% of the common stock entitled to vote at the special meeting in favor of approval of the plan of merger. Our directors beneficially own approximately 54.9% of our outstanding common stock. None of these shareholders received any payment or other compensation for signing the voting agreement. See "Voting Agreement."

   o  Dissenters' Rights (page __).

You have the right under Colorado law to object to the plan of merger and exercise dissenters' rights. Those rights provide an alternative method to determine the "fair value" of your shares, which could ultimately be decided by a Colorado court. If you exercise those rights, you could receive more or less than $0.45 per share. If you want to exercise dissenters' rights, you must follow the requisite statutory procedures carefully. If you do not follow the procedures exactly as outlined, you will not be entitled to exercise your dissenters' rights and you will receive the same payment as the other shareholders. If shareholders who own more than 5% of our outstanding shares exercise dissenters' rights, Hain could, but they are not required to, terminate the merger agreement.

   o  Conflicts of Interest (page __).

Mr. Edward Reiss and Ms. Brenda Schenk, our co-chief executive officers and two of our three directors, have interests in the merger which are different from the interests of the other shareholders. They will become employees of Hain after the merger under 3-year employment contracts with the possibility of substantial bonuses and the Company will commit to repaying Company promissory notes to them amounting to approximately $504,000 in the aggregate as of September 21, 2007 (after giving effect to the $145,000 reduction of Mr. Reiss' notes for the sale to him of the Rapid Shine business) within 90 days following the effective time of the merger. Mr. Reiss will purchase the Rapid Shine business from the Company before the merger is completed and pay for that purchase by reducing by $145,000 the principal amount of the promissory notes owed to him by the Company.


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

                 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING


Q.    What am I being asked to vote on?
A. You are being asked to vote on approving the acquisition of the Company by Hain through a proposed merger transaction which we have described in this proxy statement. By executing a proxy, you are also granting authority to vote on any other matter which may properly come before the meeting.

Q. What votes are required to approve the matters being proposed at the special meeting?
A. We need shareholders who own a majority of our outstanding stock to approve the plan of merger under Colorado law, and those who own at least 80% in order to satisfy a closing condition in the merger agreement. We have 7,450,582 shares outstanding and entitled to vote, so a majority of those shares is at least 3,725,292 and 80% is at least 5,960,466. We need a majority of the votes cast at the meeting to authorize any other matter which may come before the meeting.

Q.    What will happen in the merger?
A. When the merger becomes effective, a newly-formed subsidiary of Hain will merge into the Company and you will be entitled to receive $0.45 in cash for each share of our common stock that you hold, less your proportionate share of any Excess Company Expenses, and you will cease to be a shareholder in the Company.

Q     What if I think the price is too low?
A You have the right to dissent from the merger. If you do that, Colorado law provides a procedure for you to obtain the fair value for your shares. The Colorado dissenters' rights procedure provides that you will have an opportunity to come to an agreement with the Company regarding the fair value of your shares, and if no agreement can be reached, you have the right to have the fair value of your shares appraised by a Colorado court. In the event a court determines the fair value of your shares, you will receive the amount which the court determines is the fair value of your shares, which may vary from the $0.45 (less the fully-diluted per share portion of any Excess Company Expenses) to be paid in the merger. The court could decide that your shares are worth more or less than that amount.

Q.    Does the board of directors recommend the approval of the plan of merger?
A. Yes. After careful consideration, the board of directors recommends that you vote "FOR" the approval of the plan of merger on the enclosed proxy.

Q.    What do I need to do now?
A. We urge you to read this proxy statement carefully, including its Appendices, and to consider how the merger would affect you. You should consult with your accounting, legal and tax advisors. You should then mark your vote on, sign and date your proxy and mail it in the enclosed return envelope as soon as possible, so that your shares may be represented at the meeting.

Q.    Who can vote?
A. All the Company shareholders of record as of the close of business on October 24, 2007, are entitled to receive notice of, and to vote at, the meeting.


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

Q.    How do I vote?
A. You may indicate how you want to vote on your proxy and then sign and date your proxy and mail it in the enclosed return envelope as soon as possible so that your shares may be represented at the meeting. You may also attend the meeting and vote in person instead of submitting a proxy. If your shares are held in street name, you must follow the directions for voting provided by your broker. If you sign and send in your proxy without indicating how you want to vote, your proxy will vote "FOR" approval of the merger and in their discretion on such other matters as may come before the meeting. If you fail to vote in favor of approval of the merger, or if you mark "ABSTAIN" for the merger on your proxy, the effect will be the same as a vote against the merger.

Q. If my shares are held in a brokerage account, will my broker vote those shares on the merger agreement without instructions from me?
A. No. Your broker will NOT be able to vote your shares with respect to the approval of the merger without instructions from you on how to vote. Therefore, it is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. The grant to the proxies of the authority to vote in their discretion on such other matters as may come before the meeting is a "routine" matter, and your broker may provide such authority without instructions from you.

Q.    What is the effect if I abstain or fail to give instructions to my broker?
A. If you submit a properly executed proxy, your shares will be counted in determining whether a quorum exists even if you abstain from voting or withhold your vote. Broker non-votes are also counted in determining the existence of a quorum. A broker non-vote occurs when brokers or other nominees holding shares on behalf of a shareholder do not receive voting instructions from the shareholder by a specified date before the meeting. Because approval of the merger requires the affirmative vote of the holders of a majority under applicable Colorado law (and 80% in order to satisfy the closing condition) of our outstanding common stock, abstentions and broker non-votes will have the same effect as votes against approval of the plan of merger. However, because the proposal to authorize management to vote upon such other matters as may properly come before the meeting will be approved if the votes cast in favor of the proposals exceed the votes cast against it (provided a quorum is present), abstentions and broker non-votes on any such matter will not have the effect of votes against that authority.

Q.    Can I change my vote after I have mailed my signed proxy?
A. Yes. You may change your vote at any time before the vote takes place at the meeting. To do so, you may either complete and submit a new proxy or send a written notice stating that you would like to revoke your proxy. In addition, you may attend the meeting and vote in person. However, if you want to vote in person at the meeting and you hold your shares in an account with a broker, bank or other nominee, you must obtain from that broker, bank or nominee a proxy issued in your name. The last recorded vote in person or by proxy will be what is counted at the meeting.

Q.    What does it mean if I receive more than one proxy?
A. It means that your shares are registered differently or held in more than one account. Please complete, sign, date and mail each proxy that you receive.

Q.    Should I send in my stock certificates now?
A. No. If you are a shareholder, after the merger is completed you will receive written instructions for exchanging the certificates representing your shares of common stock for the merger consideration.

Q.    When do you expect the merger to be completed?
A. If our shareholders approve the plan of merger, the merger will become effective on the date and at the time specified in the articles of merger filed with the Secretary of State of the State of Colorado. In this proxy statement, we refer to the date and time the merger becomes effective as


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      the "effective time." The parties are working towards completing the merger as quickly as possible and hope to do so promptly after the special meeting, subject to satisfaction or waiver of all conditions to closing. Because the merger is subject to conditions beyond the parties' control, however, we cannot predict whether or when the merger will be completed.

Q. Whom should I contact if I have questions about the merger or need additional copies of the proxy statement?
A. If you have any questions about any of the proposals or would like additional copies of this proxy statement or the enclosed proxy, you should contact Edward Reiss, Co-Chief Executive Officer, 3925 N. Hastings Way, Eau Claire, Wisconsin 54703, telephone number (715) 833-1750.


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

                      SUMMARY OF THE MERGER AGREEMENT TERMS

This summary highlights the material terms of the merger and may not contain all of the information that is important to you. You should carefully read this entire proxy statement, as well as the attached Appendices, to fully understand the proposed merger and the other matters being submitted to shareholders. Each item in this summary includes a page reference directing you to a more detailed description of that item.

The Proposed Merger

In the proposed merger, a wholly-owned subsidiary of Hain which it formed for the purpose of the merger will be merged with and into the Company. The Company will be the survivor in the merger. In the merger, each outstanding share of the Company's common stock, other than shares held by shareholders who are entitled to and who perfect dissenters' rights under Colorado law, will be converted into the right to receive $0.45 per share in cash, less a proportionate share of any Excess Company Expenses.

The Parties to the Merger

The Hain Celestial Group, Inc.

      The Hain Celestial Group, Inc.
      58 South Service Road
      Melville, New York 11747

The Hain Celestial Group, headquartered in Melville, NY, is a leading natural and organic food and personal care products company in North America and Europe. Hain Celestial participates in almost all natural food categories with well-known brands that include Celestial Seasonings(R), Terra(R), Garden of Eatin'(R), Health Valley(R), WestSoy(R), Earth's Best(R), Arrowhead Mills(R), DeBoles(R), Hain Pure Foods(R), FreeBird(TM), Hollywood(R), Spectrum Naturals(R), Spectrum Essentials(R), Walnut Acres Organic(TM), Imagine Foods(TM), Rice Dream(R), Soy Dream(R), Rosetto(R), Ethnic Gourmet(R), Yves Veggie Cuisine(R), Linda McCartney(R) (under license), Realeat(R), Lima(R), Grains Noirs(R), Natumi(R), JASON(R), Zia(R) Natural Skincare, Avalon Organics(R), Alba Botanica(R) and Queen Helene(R). Hain was originally incorporated in Delaware on May 19, 1993, as 21st Century Foods Corp.; its common stock trades on The NASDAQ(R) Global Select Market under the symbol HAIN.

Hain Acquisition Corporation ("Merger Sub") is a Colorado corporation and a wholly owned subsidiary of Hain that has been formed for the purpose of facilitating the merger. Its mailing address is c/o Hain at the address above. At the effective time, Merger Sub will merge with and into the Company, with the Company being the surviving corporation after the merger.

The Company

      TenderCare International, Inc.
      3925 N. Hastings Way
      Eau Claire, Wisconsin 54703

TenderCare is a marketer and distributor of disposable baby diapers, natural formula wipes, and related products under its own branded labels in the United States. The Company was formerly known as RMED International, Inc. and changed its name to TenderCare International, Inc. in 2003. The Company's products include Tushies Diapers, TushiesWipes, TenderCareDiapers Plus, TenderCareWipes and MotherNature Diapers. Tushies is a GEL-FREE alternative disposable diaper, featuring patented natural blend cotton absorbency and made with nonchlorine bleached woodpulp fluff. TushiesWipes is a natural formula wipe packaged in tubs and refills. TushiesWipes tubs and refills use a natural formula containing Aloe Vera, are alcohol free and hypoallergenic. TenderCareDiapers Plus is a white, chlorine-free super-absorbent disposable diaper. MotherNature is an air laid core diaper. The Company markets diapers and wipes through health product stores, mail order catalogues, Tushies BabyCare representatives, the Internet,


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

and distributors in the U.K., Australia, New Zealand and South Korea.

Conditions to the Merger (Page __)

The merger is conditioned upon the approval of the plan of merger by holders of at least 80% of the issued and outstanding shares of our common stock, and Colorado law requires the approval of holders of at least a majority of our issued and outstanding shares of common stock. There are a number of other conditions in the merger agreement, including the requirement that:

            o  each party's representations and warranties are true;

            o each party has complied with its covenants under the merger agreement;

            o  receipt of all approvals;

            o  absence of any governmental action contesting the merger;

            o  absence of any material adverse event related to our business;

            o holders of no more than 5% of our outstanding common stock seeking dissenters' rights;

            o  closing of the sale of the Rapid Shine business;

            o waiver by our directors and officers of rights to indemnification; and

            o restatement of the promissory notes payable to Mr. Reiss and Ms. Schenk.

Nonsolicitation of Acquisition Proposals (Page __)

We have agreed that we will not solicit any competing proposals to acquire the Company and that if we receive any unsolicited proposal, we will not consider that unless we determine, upon advice provided by our attorneys, that our board has a fiduciary obligation to our shareholders to consider such a proposal. If we were to solicit such a proposal, or to consider it other than as the board may be required to do so in accordance with their fiduciary duties, we would be in breach of the agreement, in which case we may be required to pay a $100,000 termination fee to Hain. Any action by any of our officers, directors or agents to solicit, discuss or consider any such competing proposal is considered under the merger agreement to be our action.

Termination of the Merger Agreement (Page __)

The Company and Hain may mutually agree to terminate the merger agreement at any time before the merger, and each can terminate if our shareholders fail to approve the merger, if the merger has not been consummated by _________, 200_ (unless it is the fault of the party trying to terminate that the merger has not been completed by that date), if any law prohibits the consummation of the merger or if any final order restrains, enjoins or otherwise prohibits consummation of the merger. We can terminate if we approve a superior proposal or if Hain breaches the merger agreement. Hain can terminate the merger agreement if our board withdraws its recommendation or encourages or approves a different transaction with another party or if we breach the merger agreement.

Termination Fee (Page __)

If either Hain or the Company terminates the merger agreement under certain circumstances, we must pay Hain a termination fee of $100,000. Under certain circumstances, Hain must pay us a termination fee of $100,000.

Prior Sale of the Rapid Shine Business (Page __)

The merger agreement requires that the Company sell its Rapid Shine business before the merger is completed. Edward Reiss, the Company's co-chief executive officer, has agreed to purchase this business for $145,000.

Fairness of the Merger; Recommendation of Our Board of Directors (Page __)

Our board of directors has determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interest of the Company and its shareholders. In reaching this conclusion our board of directors considered a number of factors, including the valuation and opinion of AE, legal and financial terms of the merger agreement, comparison of the terms of the merger with comparable transactions, financial information on the Company and Hain, competitive factors and consolidation in our industry, alternatives to the merger and the value to be received by the shareholders in the merger.

Opinion of the Company's Financial Advisor (Page __)

In deciding to adopt the merger agreement, one factor our board of directors considered was the opinion of AE, our financial advisor. AE rendered an opinion to our board of directors that, subject to the considerations set forth in the opinion, the terms of the proposed merger were fair, from a financial point of view, to the Company's shareholders. AE's September 13, 2007, opinion is attached as Appendix B to this proxy statement.

Interests of Certain Persons in the Merger (Page __)

In addition to their interests as shareholders, some of our directors and executive officers have interests in the merger that differ from your interests as a shareholder. Mr. Edward Reiss and Ms. Brenda Schenk will enter into employment agreements with Hain, the Company will repay certain promissory notes payable to them and Mr. Reiss will purchase the Rapid Shine business from the Company.

Voting Agreement (Page __)

As a condition of execution of the merger agreement, Hain required each of the directors to agree that they would vote their common stock representing, in the aggregate, 40% of the common stock entitled to vote at the special meeting in favor of approval of the plan of merger. Our directors beneficially own approximately 54.9% of our outstanding common stock.

Material U.S. Federal Income Tax Consequences of the Merger (Page __)

      Your receipt of cash in exchange for your shares will be a taxable transaction for U.S. Federal income tax purposes under the Internal Revenue Code and may be a taxable transaction for foreign, state and local income tax purposes as well. Shareholders will recognize gain or loss measured by the difference, if any, between (1) the cash the shareholder receives in the merger and (2) the shareholder's adjusted tax basis in the shares surrendered in exchange. You should consult your own tax advisors regarding the tax consequences of the merger particular to you.

Required Shareholder Approval (Page __)

      To approve the merger, under Colorado law we must receive the affirmative vote of the holders of at least a majority (3,725,292 shares) of our outstanding shares of common stock. In addition, Hain may elect not to consummate the merger if less than 80% (5,960,466 shares) of the outstanding shares of our common stock vote to approve the merger. Our directors who collectively hold approximately 54.9% (4,087,837 shares) of our shares have agreed to vote shares representing at least 40% of the outstanding shares for approval of the plan of merger.

Fees and Expenses (Page __)

      Each party to the merger agreement has agreed to pay its own legal, accounting and financial advisory fees and all its other costs and expenses (including all filing fees, printing and mailing costs, and travel expenses) incurred or to be incurred in connection with the performance of its obligations under the merger agreement or otherwise in connection with the merger. However, Hain has agreed that if the merger is consummated, it indirectly assume up to $100,000 of the Company's expenses incurred in connection with the merger after December 31, 2006. Any Company merger expenses in excess of that amount will reduce the total amount to be paid by Hain to our shareholders, which would result in our shareholders receiving less than $0.45 per share.

Dissenters' Rights (Page __)

      Shareholders who do not vote in favor of the approval of the plan of merger are entitled to demand dissenters' rights under Section 7-113-102 of the CBCA and obtain payment for their shares if the merger is completed and if they comply with the procedures set forth in Section 7-113-202. A copy of the relevant provisions of the CBCA is attached as Appendix C to this proxy statement.

      If you are entitled to dissenters' rights and you perfect your rights under Section 7-113-202, your shares of common stock will not become the right to receive the merger consideration, and your only right will be to receive the fair value of your shares in cash as determined under Sections 7-113-101 et seq. of the CBCA ("Article 113").

                         SPECIAL MEETING OF SHAREHOLDERS

Time, Place and Date

      This proxy statement is furnished in connection with the solicitation by the Company's board of directors of proxies from the holders of shares of common stock of the Company for use at the special meeting of shareholders to be held at 3925 N. Hastings Way, Eau Claire, Wisconsin 54703 on December 6, 2007, at 10:00 a.m., local time, or at any adjournment(s) thereof, pursuant to the enclosed Notice of Special Meeting of Shareholders.

Purposes of the Meeting

      At the special meeting, the shareholders of the Company will be asked to consider and vote on approval of the plan of merger described in the Agreement and Plan of Merger, dated as of October 24, 2007, by and among the Company, Hain and Merger Sub. A copy of the merger agreement is attached to this proxy statement as Appendix A. The Company will be the surviving corporation in the merger. If the proposed merger takes place, holders of the Company's common stock (the "common stock"), other than common stock held by shareholders who are entitled to and who perfect their dissenters' rights under Colorado law, will be entitled to receive $0.45 per share in cash (less a proportionate share of any Excess Company Expenses), without interest, for each of their shares of common stock.

Recommendation of the Board of Directors

      Your board of directors has determined that the merger agreement and the transactions contemplated by it are in the best interest of the Company's shareholders. Your board of directors recommends that you vote "FOR" the approval of the plan of merger.

Record Date; Who Can Vote at the Meeting

      The board of directors has fixed the close of business on October 24, 2007, as the record date for the special meeting. In order for you to be entitled to receive notice of the meeting and to be entitled to vote your shares at the meeting, the records of the Company must have shown that you held shares of common stock as of the close of business on the record date. As of the close of business on the record date, 7,450,582 shares of common stock were issued, outstanding and entitled to vote at the meeting. Each share of common stock that you owned on the record date entitles you to one vote on each matter that is to be voted on at the meeting.

What Constitutes a Quorum

      In order for business to be conducted at the special meeting, a quorum must be present. A quorum consists of one-third of the shares of common stock issued, outstanding and entitled to vote at the meeting, or at least 2,483,528 shares. Shares of common stock represented in person or by proxy at the meeting will be counted for the purpose of determining whether a quorum exists. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you vote "no" or abstain from voting.

Required Vote

      Approval of the plan of merger requires the affirmative vote of holders of a majority of the shares of the Company common stock entitled to vote at the meeting. In addition, Hain may elect not to consummate the merger if less than 80% of the outstanding shares of our common stock vote to approve the merger. Approval of the proposal to authorize adjournment will require that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal.

Attending the Meeting

      All shareholders are invited to attend the special meeting. If your Company common stock is held by a bank or brokerage firm (i.e., in "street name"), you will need to bring a brokerage account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares in order to be admitted to the special meeting. If you want to vote your shares of the Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the bank or brokerage firm which holds your shares.

How You Can Vote

      If you own your shares of record, you can vote in one of two ways. You can vote by mail, or you can vote in person at the meeting. You may vote by mail if you complete, sign and date the enclosed proxy that accompanies this proxy statement and promptly mail it in the envelope provided. You do not need to put a stamp on the enclosed envelope if you mail it in the United States.

      If your Company common stock is held in "street name," by a bank or brokerage firm, you will receive instructions from your broker or other nominee on how to vote your shares. Your bank or brokerage firm, as the recordholder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Brokers who hold shares in street name for clients typically have the authority to vote on "routine" proposals, such as the election of directors or the adjournment of the meeting, when they have not received instructions from beneficial owners. However, absent specific instructions from the beneficial owner of the shares, brokers are not allowed to exercise their voting discretion with respect to the approval of nonroutine matters, such as approval of the plan of merger. Proxies submitted without a vote by the brokers on these matters are referred to as "broker non-votes."

      Your bank or brokerage firm may allow you to deliver your voting instructions via the telephone or the Internet. The instructions provided by your bank or brokerage firm that accompanies this proxy statement provide further information regarding telephone and Internet voting.

Voting by Proxy

      All shares of Company common stock represented at the meeting by properly executed proxies received prior to or at the meeting, unless previously revoked, will be voted in accordance with the instructions indicated on the proxy. If you sign and return a proxy without giving voting instructions, your shares represented by that proxy will be voted "FOR" the approval of the plan of merger and "FOR" authority to adjourn the meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the meeting, in person or by proxy, to approve the merger.

Revocability of Proxies; How You Can Change Your Vote

      If you are the record holder of your shares, you can change your vote and revoke your proxy at any time before the vote is taken at the meeting by doing one of the following things:

            o giving the Corporate Secretary of the Company a written notice before your shares have been voted at the special meeting that you want to revoke your proxy;

            o  signing and submitting another proxy with a later date; or

            o  attending the meeting and voting your shares in person.

      Your attendance at the special meeting alone will not revoke your proxy.

      If your shares are held in "street name" and you wish to change your voting instructions after your have returned your voting instruction form to your broker or bank, you must follow the instructions provided by your broker or bank.

Solicitation of Proxies

      The costs associated with preparing, assembling and mailing this proxy statement and the accompanying proxy will be paid by the Company. The Company is requesting that banks, brokers and other custodians, nominees and fiduciaries forward copies of the proxy material to their principals and request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may, without receiving any additional compensation, solicit proxies by other methods such as telephone, telefax or in-person solicitations.

      No person is authorized to give any information or make any representation not contained in this proxy statement, and if given or made, such information or representation should not be relied upon as having been authorized.

      Company shareholders should not send any certificates representing shares of common stock with their proxy. If the merger is approved by the shareholders at the special meeting, Hain or its paying agent will contact you and provide instructions for sending in your certificates.

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth lists the shares of common stock owned beneficially, at October 24, 2007, by each of our directors and executive officers, by all officers and directors as a group, and by each shareholder who owns more than 5% of our common stock:

--------------------------------------------------------------------------------
                        Name                      Amount
                    and address                 and nature
   Title of        of beneficial               of beneficial          Percent
    class             owner(1)                   ownership           of class
--------------------------------------------------------------------------------
Common Stock     Edward Reiss(1)                 1,232,616(2)         16.5%
Common Stock     Brenda Schenk(1)                2,780,221            37.3%
Common Stock     Craig Silverman(1)                 75,000         Less than 1%.
Common Stock     Walter Fox                        425,000             5.7%
                 906 N. Bedford Dr
                 Beverly Hills, CA 90210

Common Stock     Jesse Greenfield                  650,000             8.7%
                 7572 Bella Verde Way
                 Delray Beach, Fl 33446

Common Stock     All Directors and Officers
                 as a group                      4,091,837            54.9%
----------
1. Director of the Company. The address of each of these individuals is: c/o TenderCare International, Inc.
     PO Box 5200
     Westport, CT 06881
2.   Includes 3,792 shares held in trust for Mr. Reiss's daughter, Ilana.

                  APPROVAL OF THE AGREEMENT AND PLAN OF MERGER

      The following describes the plan of merger and the transactions contemplated by the merger agreement. Because this discussion is a summary, it may not contain all of the information that is important to you. However, we believe that all of the material items of the plan of merger are covered in the summary. To understand the merger agreement fully, and for a more detailed description of the terms of the merger, you should read the section of this proxy statement entitled "Summary of the Merger Agreement" beginning on page 25, and the merger agreement itself. A copy of the merger agreement is attached as Appendix A to this proxy statement and is incorporated into it by reference.

Background of the Merger

      The terms and conditions of the merger agreement and the merger and related transactions and agreements are the result of arm's-length negotiations between representatives of Hain and representatives of the Company. Set forth below is a summary of the background of these negotiations:

      The Company and Hain maintained a strategic marketing alliance for several years. Under that alliance, the Company applied coupons for Hain's Earth's Best(R) Organic Baby Food to its Tushies and Tendercare diaper bags. Company personnel attended health food trade shows which were also attended by Hain, and at those shows, the parties discussed their strategic alliance and a possible acquisition by Hain. Discussions regarding a potential acquisition were informal and exploratory in nature. In order to protect each of the parties during such discussions, the parties entered into a mutual nondisclosure agreement in November 2006.

      In March 2007, Irwin Simon, President of Hain, and Mr. Reiss began more serious discussions regarding the potential acquisition of the Company by Hain. Discussions between Mr. Simon and Mr. Reiss continued for approximately 45 days, during which time the parties considered various aspects of the acquisition, including price and the form of consideration to be paid by Hain to the Company's shareholders.

      On April 25, 2007, the parties executed a new mutual non-disclosure agreement. Mr. Reiss and Mr. Steven Randall of Strauss & Malk LLP discussed the potential transaction and the terms of the non-disclosure agreement on April 25, 2007.

      On May 10, 2007, counsel for Hain forwarded a proposed letter of intent to all parties, offering $0.45 per share for our common stock (assuming the prior divestiture of the Rapid Shine business), payable in shares of Hain common stock, subject to a working capital adjustment. The proposal also provided, among other things, for an $80,000 cap on any promissory notes issued by the Company to its shareholders. Mr. Reiss and Ms. Schenk, in their capacity as holders of demand notes previously issued to the Company (the "noteholders") by them to provide the Company with liquidity, had indicated to the Company that they were unwilling to accept a transaction in which these notes were not paid in full. After due consideration and consultation with counsel and the Board of Directors, the Company rejected the proposed terms of the letter of intent because the proposal would have required the noteholders to significantly reduce the principal amount of their demand notes and the valuation was subject to a working capital adjustment. Hain revised the letter of intent on May 18, 2007, to increase the note cap and delete the working capital adjustment, but the revision did not provide for a payment in full of the notes. The Company rejected this revision.

      During June 2007, the Company continued its discussions with Hain, but also explored other opportunities, including the possible sale of the Company to competitors of Hain. Those discussions with parties other than Hain did not proceed past the exchange of telephone calls, no offers were made and no substantive financial terms were discussed.

      Mr. Reiss and Mr. Simon continued their discussions, and Hain provided a revised proposed letter of intent on July 2, 2007. The terms of the revised proposed letter of intent were substantially the same except Hain included an option to pay the consideration in Hain stock or cash. The Company considered this revised letter of intent, and again rejected it because, among other things, the revision still did not provide for payment in full of the Company's outstanding shareholder notes.

      The parties continued active discussions. Mr. Reiss reiterated the requirement that the outstanding notes be paid in full and asked that the consideration be paid in cash only. Hain submitted a subsequent proposed letter of intent on August 2, 2007, which provided for merger consideration of $0.45 per share in cash and repayment in full of the outstanding shareholder notes, provide that such notes would not be payable for a period of time after the merger and during such time would serve to indemnify Hain for any breaches of representations, warranties or covenants under the merger agreement. This letter of intent, like the previous proposals, included a provision requiring the Company to terminate all negotiations with other parties and to not solicit, initiate, seek, encourage or support any inquiry, proposal or offer to acquire the Company until August 31, 2007, unless Hain advised the Company otherwise in writing. Mr. Reiss reviewed this letter of intent with counsel, and determined that it should be submitted to the Board of Directors for their consideration.

      On August 2, 2007, our Board of Directors held a meeting, at which time the Board reviewed the status of the negotiations, the options available to the Company and approved the letter of intent. The Board also authorized Mr. Reiss to sign the letter of intent on behalf of the Company, which he did immediately after the meeting.

      On August 6, 2007, the Company and Hain issued press releases publicly announcing the execution of the letter of intent and the merger consideration to be paid.

      After the execution of the letter of intent, Hain and its counsel began preparation of the transaction documents, drafts of which were provided to the Company and its counsel and negotiated throughout August and September.

      On August 22, 2007, the Company retained Appraisal Excellence, Ltd. ("AE") to evaluate the fairness of the merger and the sale of the Rapid Shine business.

      On August 31, 2007, the letter of intent's exclusivity period expired. During the period from August 31, 2007, through the date the merger agreement was executed, the Company did not receive any indications of interest to acquire the Company from any third parties.

      On September 13, 2007, the Company's board of directors held a meeting to consider the terms of the proposed merger. AE presented to our board of directors AE's oral opinion (which was subsequently confirmed in writing) regarding the fairness, from a financial point of view, of the transactions to our shareholders. The presentation included financial statements, projections and slides which are not a part of the written opinion. At that meeting, the Board reviewed AE's opinion, the status of the negotiations and the alternatives available to the Company, determined that the terms of the merger and of the sale of the Rapid Shine business were fair to our shareholders and authorized Mr. Reiss to proceed with the sale.

      Mr. Reiss proceeded with the negotiations, the documents were finalized and presented to the Board of Directors on October 24, 2007, at which time the Board adopted the terms of the merger, the merger agreement, and the related transactions and documents, authorized the execution of the merger agreement and the related documents and called the special meeting. The merger agreement was signed by both parties on that date.

Reasons for the Merger

      The Company's board of directors, with the assistance of outside financial and legal advisors, evaluated the financial, legal and market considerations bearing on the decision to recommend the merger. The terms of the merger, including the purchase price, are a result of arm's-length negotiations between the representatives of the Company and Hain. In reaching its conclusion that the Agreement is in the best interest of the Company and its shareholders, the Company's Board of Directors considered the Company's prospects. In doing so, they reviewed the Company's financial statements, including the situation at December 31, 2006, and the results for the first six months of 2007. Among the items considered were the recurring operating losses, negative cash flows from operations, working capital deficit and shareholders' deficit. The Board acknowledged that the overall situation had not improved since December 31, 2006, and in fact each of those items had deteriorated since the last year end. They reviewed the decrease in margins and discussed the competitive conditions in the industry. They reviewed the difficulty the Company experienced with distribution, and the fact that the Company did not have the resources or contacts to acquire broad commercial distribution of its products or obtain store shelf space. They also reviewed the following material factors:

      (1) the process conducted by the Company's financial advisor in exploring and determining the potential value which could be realized by the Company in a business combination transaction;

      (2) the legal and financial terms of the Agreement;

      (3) a comparison of the terms of the proposed merger with the summary information related to other transactions presented by AE;

      (4) information concerning the business, financial condition, results of operations and prospects of the Company and Hain, and the distribution benefits which could accrue to the Company by utilizing Hain's distribution channels;

      (5) competitive factors and trends towards consolidation in the Company's business;

      (6) the opinion rendered by AE to the Company's Board of Directors that the terms of the Agreement are fair, from a financial point of view, to the Company and its shareholders;

      (7) alternatives to the merger, including continuing to operate the Company as an independent organization; and

      (8) the value to be received by the Company shareholders in the merger in relation to the historical trading prices, book value, earnings and dividends per share of the Company common stock.

      The Company's Board of Directors also considered the separate employment agreements of Mr. Reiss and Ms. Schenk, the proposed sale of its Rapid Shine business to Mr. Reiss and the expected repayment of Company promissory notes to Mr. Reiss and Ms. Schenk and concluded that those terms were reasonable. See "Interests of Certain Persons in the Merger."

      While each member of the Company's Board of Directors individually considered the foregoing and other factors, the board did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The Company board of directors collectively made its determination with respect to the merger based on the conclusion reached by its members, in light of the factors that each of them considered appropriate, that the merger is in the best interest of the Company's shareholders.

      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AGREEMENT AND THE MERGER.

Opinion of the Company's Financial Advisor

      The Company retained Appraisal Excellence, Ltd. on August 22, 2007, to review the proposed merger and the sale of the Rapid Shine business and to provide an opinion as to the fairness of the transactions from a financial point of view. The Company selected AE as its financial advisor on the basis of AE's historical relationship with the Company, and AE's experience and expertise in representing companies in similar transactions. AE is one of the nation's leading independent regional financial advisory firms, possessing substantial experience in business valuation, financial opinion, merger and acquisition advisory services and transaction financing. AE performs multiple engagements each year for both privately held and publicly traded companies. AE is headquartered in Eau Claire, Wisconsin. We have agreed to pay AE a fee of $10,000 for its opinion on the fairness of the merger and of the Rapid Shine sale. The agreement to pay the fee was not contingent on the conclusions reached in the opinion. We also agreed to reimburse AE for its expenses, and to indemnify it for any liabilities it might incur in issuing its opinion. AE has performed other valuation services for us, including an appraisal in 2000, for which we paid AE $13,500, and a fairness opinion related to a proposed "going private" transaction in 2006, for which we paid AE $10,000. That "going private" transaction was never consummated.


      On September 13, 2007, AE delivered to the Company's board, in conjunction with its meeting held to consider the merger, its opinion to the effect that the terms of the merger agreement are fair, from a financial point of view, to the Company and its shareholders. AE relied upon, analyzed, and considered information provided by the Company's management. The most relevant and appropriate approaches were considered as a whole in arriving at an opinion of fairness. Based upon the analysis, assumptions and limitations set forth in its opinion, AE determined that the merger consideration to be paid along with the corresponding sale of the Rapid Shine business unit is fair from a financial point of view to the shareholders of the Company as of September 13, 2007, the date presented to the board of directors.


      You should consider the following when reading the discussion of AE's opinion in this document:

   o The full text of AE's opinion is attached as Appendix B to this document. You should read the opinion in its entirety for a full discussion of the procedures followed, assumptions made, matters considered and qualifications and limitations of the review undertaken by AE in connection with its opinion.

   o AE's opinion does not address the relative merits of the merger and the other business strategies considered by the Company's board, nor does it address the Company board decision to proceed with the merger.

   o AE's opinion to the Company's board rendered in connection with the merger does not constitute a recommendation to any Company shareholder as to how he or she should vote at the special meeting.

      No limitations were imposed by the Company's board or its management upon AE with respect to the investigations made or the procedures followed by AE in rendering its opinion.

      The preparation of a financial fairness opinion involves various determinations as to the most appropriate methods of financial analysis and the application of those methods to the particular circumstances. It is, therefore, not readily susceptible to partial analysis or summary description. In connection with rendering its opinion, AE performed a variety of financial analyses. AE believes that its analyses and the facts considered in its analyses, without considering all other factors and analyses, could create an incomplete or inaccurate view of the analyses and the process underlying the rendering of AE's opinion.

      AE has relied, without independent verification, upon the accuracy and completeness of the information it reviewed for the purpose of rendering its opinion. AE did not undertake any independent evaluation or appraisal of the assets and liabilities of Hain or the Company, nor was it furnished with any appraisals.

      In preparing its opinion, AE assumed and relied on the accuracy and completeness of all information supplied or otherwise available, discussed or reviewed by it. AE has not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal. With respect to the financial forecast information furnished to and discussed with AE, AE has assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company. Finally, AE assumed that the final form of the proxy and merger is substantially similar to the drafts and proposals reviewed by them.

      In arriving at its opinion, AE:

         o Reviewed certain publicly available business and financial information relating to the Company and Hain;

         o Reviewed certain information relating to future business, earnings, cash flow, assets, liabilities and prospects of the Company;

         o Conducted discussions with members of senior management of the Company concerning the Company's history, current operations, financial status and future prospects;

         o Reviewed market prices and trading volumes for the Company's common shares;

         o Reviewed proposed employment agreements with Mr. Reiss and Ms. Schenk and the modification and agreement to pay the notes owed by the Company to them;

         o Reviewed the Company's contingent assets and liabilities as represented to it by the Company's management;

         o  Reviewed documentation related to the Company's lease commitments;

         o  Reviewed pertinent industry information;

         o Review the merger agreement and letter of intent regarding the merger;

         o Reviewed such other financial studies and analysis and took into account such matters as it deemed necessary, including its assessment of general economic, market and monetary conditions.

      The following is a summary of all material analyses performed by AE in connection with its opinion provided to the Company board of directors as of September 13, 2007.

      Discounted Cash Flow Analysis (Income Approach). AE performed a discounted cash flow analysis of the projected debt free cash flow of the Company. Debt free cash flow is defined as cash that is available either to reinvest in new businesses or to distribute to shareholders in the form of dividends, stock buybacks, or debt service. The Company's management provided AE with financial projection information, and AE consulted with the Company's management as part of its process of developing an independent estimate of the future debt free cash flows for the Company.

      The projected debt free cash flows were discounted to the present at a rate that reflects the relative risk associated with these flows as well as the rates of return that shareholders could expect to realize on alternative investment opportunities. Additional adjustments were then made for balance sheet debt and non-operating assets. AE then estimated the fair value of the Common Stock, on a per share basis by dividing the total fair value by the number of common shares currently outstanding. Assumptions of this analysis include a growth rate of eight percent for the next 10 years and gross margin stabilization at or near industry norms. This analysis resulted in a value per share for the Company's common stock of approximately $0.27.

      Analysis of Current and Historical Trading Prices of the Company's Common Stock (Prior Transactions). In addition to calculating the Company's discounted cash flow value, AE analyzed the closing price, bid/ask spread and trading volume of our common stock over the past twenty-four months. Over the period from September 4, 2005 through September 4, 2007, our common stock price has ranged from $0.17 in September 2005 to $0. 97 in September 2006. The general trading range for most of 2007 was between $0.37 and $0.55 per share. The average stock price for the period from January 1, 2007 through September 4, 2007, was $0.44, with a closing price of $0.428 on September 4, 2007. The stock is thinly traded.

      Comparable or Guideline Transactions (Market Approach). This method of analysis calculates the value of a business enterprise by selecting and comparing similar transactions to appraise the subject company. AE selected transactions from the Pratt's Stats, a mid-market database, after a review of a number of data sources. AE then analyzed the comparable transactions and selected various criteria in determining pricing multiples. The multiples were applied to the Company's operating data. AE then estimated the fair value of our common stock on a per share basis by dividing the total fair value by the number of common shares outstanding. The resulting value on a per share basis using the market approach was $0.13. This method of determining value produces a value on a control basis.

        Premiums for Synergy and Control. Acquisition premiums are quite often allocated between buyer and seller. There is no fixed rule on who should obtain the value of the synergy or what that allocation should be. The allocation generally is reflected in the relative bargaining position of each party to a transaction. The proposed transaction offers synergies in a number of areas which include but are not limited to: increased access to market channels, financial strength, a unique and differentiated product in a market segment, greater buying power, favorable cost structure, established vendor relationships and production capacity. Valuation ratios of The Hain Celestial Group, Inc. (Buyer) are as follows:

                                                   HAIN
                                                   ----

                     PE Ratio (TTM)               30.01

                     Price/Sales (LFY)             1.64

                     Growth Rate 5yr              13.15

                     Dividend Paid (LFY)           0.00

      The Company had negative earnings in the last fiscal year and historically flat or decreasing sales over the past five years. Recent entry into the private label market segment offered prospects for growth limited by financial constraints. The Company has not paid dividends.

      Net Asset Analysis (Cost Approach) for the Rapid Shine Sale. In AE's view, this method provides the most reliable basis for the determination of fair value for the Rapid Shine business, which will be sold as a part of the merger agreement. Since the business unit was purchased in February 2007, the prior arm's length transaction cost data provides a reasonable basis for determining the net asset value. This method of analysis calculates the value of a business by adjusting the assets and liabilities on the current balance sheet to their fair value equivalent. AE reviewed photos of the equipment recently purchased and determined that the recent cost data and actual start-up expenses provided a reasonable basis for the fair value of the assets and the investment value of the business unit. In this case, book value or cost is reflective of fair value. The total investment in Rapid Shine is $137,000. A reduction in related party debt as consideration for the business unit is equivalent to a cash payment in this instance. In AE's view, the cost approach is an appropriate method for the Rapid Shine spin-off only.

      AE's September 13, 2007, opinion is attached as Appendix B to this proxy statement.

      AE's opinion is directed to the Company's board of directors and relates only to the fairness of the terms of the merger and the Rapid Shine sale, including the consideration to be received by the Company's shareholders, from a financial point of view. AE's opinion does not address any other aspect of the proposed merger and is not a recommendation to any shareholder as to how such shareholder should vote at the special meeting.

Market Prices For Our Common Stock And Dividend Policy

      Market Information For Our Common Stock. Our Common Stock trades over-the-counter on the OTCBB under the symbol "TCAR.OB." The following table sets forth the quarterly high and low sales prices for our last two fiscal years and the first three quarters of this fiscal year. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions.

                 Fiscal Year December 31, 2005           Sales Price

                                                      High         Low
                                                      ----         ---
                 First Quarter                       $0.30        $0.20
                 Second Quarter                       0.46         0.20
                 Third Quarter                        0.29         0.17
                 Fourth Quarter                       0.23         0.15


                 Fiscal Year December 31, 2006           Sales Price

                                                      High         Low
                                                      ----         ---
                 First Quarter                       $0.24        $0.22
                 Second Quarter                       0.46         0.24
                 Third Quarter                        0.98         0.35
                 Fourth Quarter                       0.90         0.45


                 Fiscal Year December 31, 2007          Sales Price
                                                      High         Low
                                                      ----         ---
                 First Quarter                       $0.75        $0.37
                 Second Quarter                       0.75         0.40
                 Third Quarter (through Oct 17)       0.55         0.40

      Dividend Policy. While there are no covenants or other aspects of any finance agreements or bylaws that restrict the declaration or payment of cash dividends, we have not paid any dividends on our Common Stock and do not expect to do so in the foreseeable future.

Interests of Certain Persons in the Merger

      Some of the Company's directors and executive officers have interests in the merger that are in addition to or different from the interests of the Company's shareholders. The board of directors was aware of these interests and considered them in approving the merger agreement. Except as described below, to our knowledge, the Company's directors and executive officers do not have any material interests in the merger apart from their interests as shareholders.

      Sale of Rapid Shine Business to Edward Reiss. As a condition to the execution of the merger agreement, Hain has required that the Company's Rapid Shine business be sold prior to the closing. Rapid Shine distributes compact shoe shine kits imprinted with customer logos and advertising. These kits are sold to hotels, shoe stores and other customers over the internet. The kits are used by hotel customers as in-room amenities. Other customers sell the kits or use them as promotional items. We purchased this business on February 27, 2007, for $79,000 and made additional capital investments of $58,000. During the period from our acquisition of the Rapid Shine business through August 31, 2007, this business had sales of approximately $33,000, and profits of approximately $8,500. Hain is not interested in this business, and they have asked us to dispose of it before the merger. Mr. Reiss, our co-chief executive officer, has agreed to purchase the Rapid Shine business from us immediately before the merger is completed. He will pay $145,000 for that business, which is equal to our investment plus our capital expenditures for that business plus an additional $8,000 for goodwill, and he will assume any liabilities which relate to the Rapid Shine business. The payment will be made by reducing the loan he made to us by that amount. We will retain any accounts receivable which arose prior to the sale.

      Employment Agreements. As a condition to execution of the merger agreement, Hain required that Edward Reiss and Brenda Schenk enter into three year employment agreements with Hain. The employment agreements provide each with base compensation of $125,000 per year. The employment agreements include an incentive bonus of $250,000 each, which will be payable after the third anniversary of the effective time, provided certain goals are achieved during that period. Those goals include

         o that they use their best efforts to have patents issued with respect to the Company's two pending patent applications;

         o the introduction by Hain of a new branded diaper and new branded wipes with specified minimum gross margins; and

         o attaining a specified level of net sales, and of operating income as a percentage of net sales, for the combined Hain new branded diaper and branded wipes business and the Company's existing lines in the third year following the effective time.

      The employment agreements include provisions regarding vacation and expense reimbursements, other benefits which are customary for similarly-situated Hain employees, and two years of non-competition obligations following termination.

      Payment of Company Promissory Notes to Edward Reiss and Brenda Schenk. Edward Reiss and Brenda Schenk have made loans to the Company in the aggregate outstanding amount of approximately $649,290 at September 21, 2007. These loans are evidenced by demand promissory notes bearing interest at 7% per annum. Hain has required that the notes be modified to, among other things, be payable 90 days following the effective time. Mr. Reiss's note will be reduced immediately prior to the closing by $145,000, which is the purchase price for the Rapid Shine business. Edward Reiss and Brenda Schenk may receive a benefit from the acquisition of the Company by Hain, in that the likelihood that the notes will be paid in full is enhanced. However, they have also agreed that in the event of a breach by the Company of any of its representations or warranties under the merger agreement, Hain may reduce the amounts payable under the notes.

      Protection of Directors and Officers Against Claims. As a result of the merger, the subsidiary of Hain will become responsible for the Company's obligations under Colorado law and the articles of incorporation and bylaws of the Company to indemnify the officers and directors of the Company and its subsidiaries for liabilities arising out of their status as officers and directors before the merger. The Company has not maintained director and officer liability insurance. Hain maintains director and officer liability insurance for itself and its subsidiaries. However, Hain has required that each of the officers and directors of the Company sign letters which waive any right they may have under such insurance policies or rights to indemnification from the Company under Colorado law, the Company's articles of incorporation, bylaws or otherwise for any acts or omissions prior to the merger.

Voting Agreement

      Concurrent with the execution and delivery of the merger agreement and as a condition to the willingness of Hain to enter into the merger agreement, each member of the Company's board of directors entered into a Voting and Support Agreement (attached as Appendix D to this proxy statement) with Hain pursuant to which they have agreed to vote their common stock representing 40% in the aggregate of the shares entitled to vote at the special meeting in favor of the merger. They have also agreed not to transfer their shares of our common stock. Our directors beneficially own approximately 54.9% of our outstanding shares of common stock. None of these shareholders received any payment or other compensation for signing the voting agreement.

Material Federal Income Tax Consequences of the Merger

      The following summary is a general discussion of the material United States federal income tax consequences to the Company shareholders who receive cash in exchange for their common stock in the merger. Nothing in this summary is intended to be tax advice to any particular shareholder. To the extent this summary is interpreted as being tax advice, the U.S. Treasury requires the following disclosures: (i) any advice relating to Federal income tax issue provided in this document was not intended or written to be used and cannot be used for the purpose of avoiding tax penalties; (ii) this summary is written to support the promotion of the transaction(s) or matter(s) addressed in the summary; and (iii) the taxpayer should seek advice based on the taxpayer's particular circumstance from an independent tax advisor. This summary is based upon the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial authorities and administrative rulings, published positions of the IRS, and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations (possibly with retroactive effect). No ruling from the IRS has been or will be sought with respect to any aspect of the transactions described in this proxy statement. This summary does not purport to be a complete analysis of all potential tax effects of the merger. For example, it does not consider the effect of any applicable state, local or foreign tax laws. In addition, it does not address all aspects of federal income taxation that may affect particular shareholders in light of their particular circumstances, including:

         o  shareholders that are insurance companies;

         o  shareholders that are tax-exempt organizations;

         o  shareholders that are financial institutions or brokers or dealers;

         o shareholders who hold their common stock as part of a hedge, straddle or conversion transaction;

         o shareholders who acquired their common stock pursuant to the exercise of an employee stock option or otherwise as compensation;

         o shareholders who are not citizens or residents of the United States or that are foreign corporations, foreign partnerships or foreign estates or trusts with respect to the United States;

         o  persons liable for alternative minimum tax;

         o  persons whose "functional currency" is not the U.S. dollar; and

         o traders in securities that elect to use a mark-to-market method of accounting for their securities holdings.

      The following summary assumes that shareholders hold their common stock as a "capital asset" (generally, property held for investment).

      Treatment of Holders of Common Stock

      The conversion of common stock into cash in the merger will be a taxable transaction. Generally, this means that shareholders will recognize a capital gain or loss equal to the difference between:

         o  the amount of cash shareholders receive in the merger, and

         o their tax basis in the common stock (which is usually a shareholder's original cost for the stock if the shareholder acquired it by purchase).

      For individuals and some other types of noncorporate shareholders, capital gain will be taxable at a maximum federal capital gains rate of 15% if such shareholders have held the common stock for more than one year at the effective time of the merger. For shareholders that are corporations, the maximum federal income tax rate applicable to such shareholders' capital gains is 35%. Capital losses are subject to limitations on deductibility for both corporations and individuals.

      A shareholder who is entitled to and who exercises dissenters' rights with respect to such shareholder's common stock with respect to the merger and receives payment for such stock in cash will generally recognize capital gain or loss, measured by the difference between the amount of cash received and the shareholder's adjusted tax basis in the common stock. Holders of the Company common stock demanding the purchase of their stock at fair value should keep in mind that the fair value of their stock determined under Article 113 of the CBCA could be more, the same or less than the merger consideration they are entitled to receive under the merger agreement if they do not demand the payment for their stock at fair value. Holders of the Company common stock who intend to assert dissenters' rights with respect to the merger are urged to consult their own tax advisors.

      Backup Withholding

      A shareholder may be subject to backup withholding at the rate of 28% with respect to the gross proceeds it receives in the merger unless:

         o it is a corporation or other exempt recipient and, when required, it establishes this exemption on IRS Form W-9, a substitute Form W-9 acceptable to the surviving corporation or in another manner acceptable to the surviving corporation, or

         o the shareholder provides its correct taxpayer identification number to the surviving corporation on IRS Form W-9 or on a substitute Form W-9 acceptable to the surviving corporation, certifying that it is not currently subject to backup withholding and otherwise complying with applicable requirements of the backup withholding rules.

      Any amount withheld under these rules will be creditable against a shareholder's federal income tax liability.

      The surviving corporation will report to shareholders and to the IRS the amount of any reportable payments (including payments made to shareholders pursuant to the merger) and any amount withheld pursuant to the merger.

      Shareholders should consult their own tax advisors with respect to the particular federal income tax consequences to them of the merger as well as any tax consequences that may arise under the laws of any relevant state, local or foreign taxing jurisdiction.

Required Shareholder Approval

      Under Colorado law, approval of the plan of merger requires the affirmative vote of the holders of a majority of the Company's outstanding shares of common stock, or a total of 3,725,292 out of 7,450,582 shares which are issued and outstanding. In addition, Hain may elect not to consummate the merger if less than 80% (5,960,466 shares) of the outstanding shares of our common stock vote to approve the merger. As of the record date, the Company's directors collectively beneficially owned 4,087,837shares, or approximately 54.9%, of the Company's outstanding common stock. Each of the Company's directors has agreed to vote their common stock representing, in the aggregate, 40% of the common stock entitled to vote at the special meeting in favor of approval of the plan of merger. See "Voting Agreement."

      Hain is required to approve, and has approved, the merger agreement as the sole shareholder of its wholly owned subsidiary, which will be merged with and into the Company. Completion of the merger does not require the approval of Hain's stockholders.

Regulatory Approvals

      We believe that the merger is not subject to the reporting obligations and statutory waiting period of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any other applicable law or regulation. However, at any time before or after the completion of the merger, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could take any action under U.S. antitrust laws as it deems necessary or desirable, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of the Company or of Hain. Private parties and state attorneys general may also bring actions under U.S. or state antitrust laws depending on the circumstances.

Fees and Expenses of the Merger

      Each party to the merger agreement has agreed to pay its own legal, accounting and financial advisory fees and all its other costs and expenses (including all filing fees, printing and mailing costs, and travel expenses) incurred or to be incurred in connection with the performance of its obligations under the merger agreement or otherwise in connection with the merger. The costs of preparing, printing and distributing this proxy statement and of soliciting proxies will be borne by the Company. Under the merger agreement, if the merger is consummated, Hain will assume and agree to pay the expenses incurred by the Company in connection with the merger after December 31, 2006, but not more than $100,000. If the Company's expenses exceed that amount, the total merger consideration to be paid by Hain will be reduced by such excess. The reduction will be applied on a per-share basis, resulting in a payment of less than $0.45 per share.

Dissenters' Rights

      Under Article 113 of the CBCA, each shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares. A shareholder who wishes to assert dissenters' rights shall: (a) cause the Company to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares; and (b) not vote his or her shares in favor of the proposed merger. A shareholder who does not satisfy the requirements above is not entitled to demand payment for the shareholder's shares under the CBCA.

      A failure to vote at this meeting will not preclude a shareholder from exercising dissenters' rights. A shareholder who wants to exercise dissenters' rights must send a written notice of intent to demand payment to the Company. The notice must be received by the Company before the vote. Notice may be sent to the Company's office at 3925 N. Hastings Way, Eau Claire, Wisconsin 54703. A vote against the merger, but without notice of intent to demand payment, will not satisfy the notice requirements under Colorado law to permit a shareholder to exercise dissenters' rights.

      If the shareholders vote in favor of merger, the Company will give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under
Article 113. This group will be limited to those shareholders who have given, before the vote, the notice of intention to demand payment, and who have not voted in favor of the merger. The notice will be given promptly after the vote and will state the address at which the Company will receive payment demands and the address of a place where certificates for certificated shares must be deposited. The notice will inform holders of noncertificated shares to what extent the transfer of the shares will be restricted after payment demand is received. The notice will also be accompanied by a form for demanding payment, which form will request a dissenter to state an address to which payment is to be made and will set the date by which the Company must receive the payment demand and certificates for certificated shares. This date will not be less than thirty days after the date the notice required is given.

      A dissenting shareholder who has been given a dissenters' notice and wishes to assert dissenters' rights shall cause the Company to receive a payment demand, either in the form provided by the Company or in another writing, and deposit his certificates for certificated shares. Any dissenting shareholder who does not demand payment and deposit his shares as required by the dates set forth in the dissenters' notice will not be entitled to payment for the shares.

      The Company will be obligated to pay to the dissenting shareholders the amount the Company estimates to be the fair value of the shares plus accrued interest.

      If the dissenter is dissatisfied with the payment or offer, the dissenter may give notice to the Company in writing of the dissenters' estimate of the fair value of the shares and the amount of interest due and demand payment, if
(i) the dissenting shareholder believes the amount paid or offered is less than the fair value, (ii) the Company fails to make payment within sixty days, or
(iii) the Company does not return the deposited shares and release the restrictions on uncertificated shares. A dissenter waives the right to demand payment unless the Company receives the dissenters' notice of objection within thirty days after the Company made or offered payment for the dissenters' shares.

      If a demand for payment remains unresolved, the Company may petition the court to determine the fair value of the shares and accrued interest. If it does not commence the proceeding within the sixty day period, it shall be obligated to pay to each dissenter whose demand remains unresolved the amount demanded. Shareholders should be aware that the Company will have minimal cash and assets and may not be able to pay any amounts to shareholders in satisfaction of dissenters' rights. Under Colorado law, a dissenting shareholder who follows a statutory procedure may obtain a judgment against the Company for the fair value of the shares, plus certain costs, if the Company is obligated to make payments to dissenters but refuses or is unable to do so. In such a case, shareholders could exercise on the judgment, attach the Company assets and pursue other legal remedies to collect the judgment.

      In view of the complexity of Article 113, the fact that shareholders who intend to perfect their dissenters' rights must comply with its provisions, and that a shareholder who exercises such rights may need to file and participate in litigation in a Colorado court, shareholders who wish to dissent from the merger and pursue dissenters' rights should consult their legal advisers.

                         SUMMARY OF THE MERGER AGREEMENT

        This section of the proxy statement summarizes the material terms and conditions of the merger agreement, but is not intended to be an exhaustive discussion of the merger agreement. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not the summary set forth in this section or any other information contained in this proxy statement. We urge you to read the merger agreement carefully and in its entirety. The complete text of the merger agreement is attached as Appendix A to this proxy statement.

        THE DESCRIPTION OF THE MERGER AGREEMENT IN THIS PROXY STATEMENT HAS BEEN INCLUDED TO PROVIDE YOU WITH INFORMATION REGARDING CERTAIN OF ITS TERMS. THE MERGER AGREEMENT CONTAINS REPRESENTATIONS AND WARRANTIES MADE BY AND TO THE PARTIES THERETO AS OF SPECIFIC DATES. THE STATEMENTS EMBODIED IN THOSE REPRESENTATIONS AND WARRANTIES WERE MADE FOR PURPOSES OF THAT CONTRACT BETWEEN THE PARTIES AND ARE SUBJECT TO QUALIFICATIONS AND LIMITATIONS AGREED BY THE PARTIES IN CONNECTION WITH NEGOTIATING THE TERMS OF THAT CONTRACT. IN ADDITION, CERTAIN REPRESENTATIONS AND WARRANTIES WERE MADE AS OF A SPECIFIED DATE, MAY BE SUBJECT TO A CONTRACTUAL STANDARD OF MATERIALITY DIFFERENT FROM THOSE GENERALLY APPLICABLE TO SHAREHOLDERS, OR MAY HAVE BEEN USED FOR THE PURPOSE OF ALLOCATING RISK BETWEEN THE PARTIES RATHER THAN ESTABLISHING MATTERS AS FACTS.

General

      At the special meeting, a proposal will be introduced for shareholders to approve the plan of merger. This section of the document describes the material provisions of the plan of merger and the merger agreement. The merger agreement is attached as Appendix A. You are urged to read the merger agreement carefully and in its entirety.

The Merger

      The merger agreement provides that, following the approval of the plan of merger by the Company's shareholders and the satisfaction or waiver of the other conditions to the merger, a wholly-owned subsidiary of Hain will be merged with and into the Company, with the Company being the surviving corporation. The merger will become effective and be completed upon the filing of articles of merger with the Colorado Secretary of State or at a later time agreed to by the parties and specified in the articles of merger.

Effective Time

      While we anticipate that the merger will be completed during the fourth calendar quarter of 2007, we cannot specify when, or assure you that, all conditions to the merger will be satisfied or waived. We intend to complete the merger as promptly as practicable subject to receipt of necessary approvals, and after all other closing conditions have either been satisfied or waived.

Merger Consideration

      Under the merger agreement, at the effective time each issued and outstanding share of the Company's common stock, other than shares held by shareholders who are entitled to and who perfect their dissenters' rights under Colorado law, will be converted into the right to receive the $0.45 in cash per share, less a proportionate share of any Excess Company Expenses. At that time, each holder of a certificate representing any of such shares will cease to have any voting or other rights with respect to those shares, and such certificate will only represent the right to receive the merger consideration upon the surrender of the certificate. Shareholders who are entitled to and who perfect their dissenters' rights under Colorado law will be entitled to the amounts determined under the provisions of Article 113.

      Should the shareholders approve the merger, a letter of transmittal will be sent to each holder of record of shares of the Company's common stock. The letter of transmittal will tell shareholders how to surrender their stock certificates in exchange for the merger consideration. Shareholders should not send in their stock certificates now but should send them only in compliance with the instructions that will be provided in the letter of transmittal. In all cases, the merger consideration will be paid only in accordance with the procedures set forth in the merger agreement and the letter of transmittal. Upon the completion of the merger, Hain will deposit with a paying agent the funds necessary for the payment of the merger consideration.

      Holders of the Company's common stock whose certificates are lost, stolen or destroyed will be required to provide an affidavit identifying the certificate or certificates as lost, stolen or destroyed and, if required by Hain or its paying agent, to post a bond to indemnify them against any claim that may be made against them with respect to the certificates.

      If you are entitled to and you properly exercise dissenters' rights, the process for submitting your stock certificates and receiving cash for the "fair value" of your shares is set forth in Article 113, a copy of which is attached as Appendix C to this proxy statement.

      Hain and the paying agent, as applicable, will be entitled to deduct and withhold from the consideration otherwise payable to holders of shares of the Company's common stock such amounts as are required to be withheld under any tax laws.

Representations and Warranties; Indemnification

      The merger agreement contains customary representations and warranties from the Company and Hain relating to, among other things, certain aspects of the respective businesses and assets of the parties and other matters. The representations and warranties of the Company and Hain expire at the effective time of the merger.

      In addition, Mr. Reiss and Ms. Schenk jointly and severally made the same representations and warranties as the Company. The representations and warranties made by Mr. Reiss and Ms. Schenk will survive the effective time until the maturity date of the amended and restated promissory notes to be issued to them by the Company in connection with the closing. During this period after the effective time, Mr. Reiss and Ms. Schenk will indemnify Hain for any breaches of their representations and warranties, solely by means of set-off against the principal amount of the amended and restated promissory notes.

Conduct of Business; Covenants

      Affirmative Covenants of the Company

      The Company has agreed that, except as expressly permitted or prohibited in the merger agreement, it will conduct its business in the ordinary course consistent with past practice until the effective time of the merger. Specifically included in the merger agreement, the Company has agreed that it will, among other things:

   o  comply will all laws, rule and regulations;

   o  operate in the ordinary course of business, consistent with past practice;

   o use commercially reasonable efforts to maintain customers, suppliers, officers and employees;

   o use commercially reasonable efforts to comply with all laws, rule and regulations with respect to the merger and cooperate with Hain in connection with such requirements;

   o take no action which would impair the ability of the parties to consummate the merger or the other transactions contemplated by the merger agreement;

   o promptly notify Hain of its obtaining actual knowledge that (a) any representation or warranty contained in the merger agreement is untrue or inaccurate in any material respect or (b) any material failure of the Company, or of any officer, director, employee or agent of the Company, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the merger agreement;

   o promptly notify Hain of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (a) any representation or warranty contained in the merger agreement is untrue or inaccurate in any material respect or (b) any material failure of the Company, or of any officer, director, employee or agent of the Company, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the merger agreement;

   o use commercially reasonable efforts (a) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, material leases and certain other material contracts, (b) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations, (c) to defend all lawsuits or other legal proceedings challenging the merger agreement or the consummation of the transactions contemplated by the merger agreement,
      (d) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by the merger agreement, (e) to effect all necessary registrations and filings, including, but not limited to, submissions of information requested by governmental authorities, (f) provide all necessary information for the proxy statement and (g) to fulfill all conditions to the merger agreement; and

   o provide an unaudited balance sheet and statement of income on a monthly basis, and sales reports on a weekly basis.

      Under the terms of the merger agreement, the Company has also agreed that its Board of Directors will recommend that our shareholders vote to approve the merger. However, at any time before the special meeting, our Board of Directors is entitled to withdraw or modify its recommendation that our shareholders vote for approval of the plan of merger if certain requirements, including those described under the heading "Nonsolicitation of Acquisition Proposals" below, are satisfied.

      Negative Covenants of the Company

      Additionally, the merger agreement provides that, between the date of the merger agreement and effective time, the Company will not, with some exceptions:

   o  amend its articles of incorporation or bylaws;

   o issue, sell, authorize or propose issuance of any capital stock, convertible securities, options or warrants or increase or decrease the number of shares of capital stock;

   o declare or pay any cash or stock dividend, make any other distributions on its common stock or redeem or repurchase any common stock;

   o incur or permit to exist any indebtedness for borrowed money except under existing lines in the ordinary course of business consistent with past practice, assume or guaranty any obligation, make any loans or advances or capital contributions or pledge or encumber any shares of capital stock;

   o increase compensation or benefits of or pay any bonus to any officer or director except pursuant to existing agreements, or to any other employee except in the ordinary course of business and consistent with past practice; pay or agree to pay any pension or similar benefit or grant any severance or termination pay, in each case, to any officer, director or employee except pursuant to existing agreements; or become obligated under any new incentive plan;

   o enter into any agreement or transaction with any officer, director, 5% shareholder or any of their family members or affiliates;

   o enter into any agreement, commitment or contract in excess of $100,000 in the aggregate, except in the ordinary course of business consistent with past practice;

   o authorize, recommend, propose, announce or enter into any plan of liquidation, any acquisition of a material amount of assets or securities, any sale, pledge or encumbrance of a material amount of assets or securities, any material change in our capitalization, any material contract or modification or amendment of any material contract;

   o authorize any new capital expenditures in excess of $15,000 unless included in a prior budget;

   o  make any change in accounting methods;

   o settle or compromise any material federal, state, local or foreign tax liability, make any new material tax election, revoke or modify any existing tax election, or request or consent to a change in any method of tax accounting;

   o  create or acquire any subsidiary;

   o knowingly do any act or omit any act which would result in a breach of the merger agreement;

   o make any increase in the Company's trade or consumer promotions from those reflected in the existing budget, or consumer promotions extending beyond December 31, 2007;

   o make any payment on any existing indebtedness of the Company to Ms. Schenk or Mr. Reiss; or

   o  agree to do any of the foregoing.

Conditions to the Merger

      The merger agreement provides that the respective obligations of each party to effect the merger are subject to the satisfaction or, where applicable, waiver of the following conditions:

   o  approval of the Company's shareholders; and

   o lack of any law or governmental order prohibiting any aspect of the merger;

      In addition, the obligations of the Company to effect the merger are subject to the satisfaction or, where applicable, waiver of the following conditions:

   o Hain's representations being true and correct when made and at the effective time;

   o Hain's compliance with its obligations under the merger agreement to be performed at or prior to the effective time; and

   o  receipt of all required consents and approvals.

      The obligations of Hain to effect the merger are subject to the satisfaction or, where applicable, waiver of the following conditions:

   o the Company's representations and warranties being true and correct when made and at the effective time;

   o the Company's compliance with its obligations under the merger agreement to be performed at or prior to the effective time;

   o since December 31, 2006, no Company Material Adverse Effect (as defined in the merger agreement) shall have occurred;

   o at least 80% of the Company's shareholders having voted in favor of approval of the plan of merger;

   o dissenting shareholders of the Company not holding more than 5% of the outstanding the Company common stock;

   o  all consents and approvals required shall have been obtained;

   o the Company's having delivered payoff letters from its lenders and certain other documentation relating to lien releases and settlement payments;

   o each director and officer of the Company having delivered a letter waiving certain rights to indemnification by the Company that such director or officer might otherwise have enjoyed;

   o  the sale of the Rapid Shine business; and

   o the issuance of amended and restated promissory notes to Mr. Reiss and Ms. Schenk in exchange for the demand promissory notes previously issued to them by the Company.

Nonsolicitation of Acquisition Proposals

      The Company has agreed that, except in connection with the exercise of its fiduciary obligations and under the terms and provisions in the merger agreement, neither it nor any of its officers, directors, agents or advisors shall:

   o solicit, initiate, facilitate or knowingly encourage any inquiries offers or proposals from others to acquire the Company or its assets or engage in discussions with, or provide non-public information regarding the Company to, anyone who has indicated an interest in any such acquisition; or

   o withdraw, modify or amend our board of directors' recommendation to shareholders that they approve the merger; or

   o approve, endorse or recommend any other offer for the stock or assets of the Company; or

   o  enter into any agreement regarding any such acquisition.

     The Company has agreed to notify Hain if it receives any competing proposal, indication of interest, or request for non-public information. Prior to the shareholder vote on the merger agreement, based on the written advice of its outside counsel, the Company is permitted to enter into negotiations with a third party pursuant to an unsolicited proposal if the Company's board determines that it is reasonably likely to lead to a proposal for which (i) the terms and conditions are materially more favorable from a financial point of view to our shareholders than those contemplated by the merger agreement, (ii) the closing conditions are all reasonably capable of being satisfied without undue delay and (iii) any financing is then committed or reasonably likely to be available.

      Under the terms of the merger agreement, the Company has also agreed that its board of directors will recommend that our shareholders vote to approve the principal terms of the merger. However, at any time before the special meeting, the Company's board of directors is entitled to withdraw or modify its recommendation that our shareholders vote for approval of the plan of merger if certain requirements, including the following, are satisfied:

   o the shareholder meeting of the Company shall have been held, shareholders of the Company shall have voted on approval of the plan of merger and the requisite vote of shareholders was not obtained;

   o the Company is not then and has not been in breach of any of its obligations under its covenant not to solicit competing offers in any material respect;

   o the Company's board of directors has determined, after consulting with an independent financial advisor, that such definitive agreement constitutes a superior proposal;

   o the Company has notified Hain in writing that it intends to enter into such definitive agreement, attaching the most current version of such definitive agreement (including any amendments, supplements or modifications) to such notice; and

   o during the eight business day period following Hain's receipt of such notice, (a) the Company shall have offered to negotiate with (and, if accepted, negotiated with), and shall have caused its respective financial and legal advisors to offer to negotiate with (and, if accepted, negotiate with), Hain in making such commercially reasonable adjustments to the terms and conditions of the merger agreement as would enable the Company to proceed with the merger and the other transactions contemplated by the merger agreement, and (b) the Company's board of directors shall have determined, after considering the results of such negotiations and the revised proposals made by Hain, if any, that the superior proposal giving rise to such notice continues to be a superior proposal.

      For purposes of the merger agreement, the term "superior proposal" means a takeover proposal (i) which the Company's board of directors determines is on terms and conditions materially more favorable from a financial point of view to the Company's shareholders than those contemplated by the merger agreement (based on advice received from financial advisors), (ii) the conditions to the consummation of which are all reasonably capable of being satisfied without undue delay, and (iii) for which financing, to the extent required, is then committed or, in the judgment of the Company's board of directors, is reasonably likely to be available.

      For purposes of the merger agreement, the term "takeover proposal" means any proposal or offer relating to (i) a merger, consolidation, share exchange or business combination involving the Company representing 20% or more of the assets of the Company, (ii) a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of 20% or more of the assets of the Company, (iii) a purchase or sale of shares of capital stock or other securities, in a single transaction or series of related transactions, representing 20% or more of the voting power of the capital stock of the Company, including by way of a tender offer or exchange offer, (iv) a reorganization, recapitalization, liquidation or dissolution of the Company or
(v) any other transaction having a similar effect to those described in clauses
(i) - (iv), in each case other than the transactions contemplated by the merger agreement.

      Under the terms of the merger agreement, the Company's obligation to call, give notice of and hold the special meeting of the Company's shareholders will not be affected by the commencement, disclosure, announcement or submission of a superior proposal or takeover proposal, or by any withdrawal or modification of the recommendation by the Company's board of directors that the Company's shareholders vote for approval of the plan of merger.

      The merger agreement provides that, if the Company's board of directors withdraws or modifies its recommendation that the Company's shareholders vote for approval of the plan of merger, the Company may be required to pay Hain a fee in the amount of $100,000. See "Summary of the Merger Agreement--Expenses and Termination Fee" below.

Termination of the Merger Agreement

      The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after shareholder approval, by the mutual agreement of the Company and Hain. The merger agreement also may be terminated by either the Company or Hain if the merger has not been consummated by_________, 200_ (unless the terminating party's failure to fulfill any of its obligations has been a principal cause of, or resulted in, the failure to consummate the merger by such date), if any law prohibits the consummation of the merger or if any final order restrains, enjoins or otherwise prohibits consummation of the merger.

      The Company may terminate the merger agreement if it approves a superior proposal pursuant to the provisions described under "Summary of the Merger Agreement--Nonsolicitation of Acquisition Proposals" above, in which case it would pay the Termination Fee (described below). The Company may also terminate the merger agreement if Hain breaches the merger agreement.

      Hain may terminate the merger agreement if the Company's board of directors withdraws its recommendation or encourages or approves a different transaction with another party or if it breaches the merger agreement. In most of those cases, the Company would be required to pay the Termination Fee.

Termination Fee

      The merger agreement provides that if it is terminated in certain circumstances, the Company must pay a $100,000 termination fee (the "Termination Fee") to Hain. That fee is payable in the circumstances listed in the bullet points below within 2 business days of the occurrence of the event:

   o the Company terminates the merger agreement and accepts a superior proposal;

   o Hain terminates the merger agreement because (a) the Company's board of directors withdraws, modifies or amends, in each case in any manner adverse to Hain, its recommendation that the Company's shareholders approve the merger, (b) the Company's board of directors takes certain actions to support (or does not oppose) a takeover proposal or (c) of a breach by the Company which would give rise to a failure of a condition to closing and such breach is not cured within five business days following receipt of written notice thereof; or

   o (a) a takeover proposal is made or proposed to the Company or otherwise publicly announced, (b) the merger agreement is terminated by either the Company or Hain, and (c) the Company consummates any takeover proposal (whether or not the same as the takeover proposal referred to in clause
      (a) above) within 18 months following the date of termination of the merger agreement.

      In the event that the merger agreement is terminated by the Company because of a breach by Hain which would give rise to a failure of a condition to closing and such breach is not cured within five business days following receipt of written notice thereof, Hain must pay the Company a termination fee of $100,000.

Amendment

      The merger agreement may be amended at any time, whether before or after the approval of the principal terms of the merger by our shareholders. However, after approval of the merger by our shareholders, no amendment which by law requires the approval of our shareholders will be effective.

Voting Agreement

      Concurrent with the execution and delivery of the merger agreement and as a condition to the willingness of Hain to enter into the merger agreement, each member of the Company's board of directors entered into a Voting and Support Agreement (attached as Appendix D to this proxy statement) with Hain pursuant to which they have agreed to vote their common stock representing 40% in the aggregate of the shares entitled to vote at the special meeting in favor of the merger. They have also agreed not to transfer their shares of our common stock. Our directors beneficially own approximately 54.9% of our outstanding shares of common stock. None of these shareholders received any payment or other compensation for signing the voting agreement.

                         AUTHORIZATION FOR OTHER MATTERS
                        WHICH MAY COME BEFORE THE MEETING

         The proxy authorizes the named persons to vote in their discretion on such other matters as may come before the meeting, but that authority can only be exercised if the Company did not know, when it prepared this proxy statement, that the matter would be presented at the meeting. Our Board of Directors is not aware of any other matter to be brought before the special meeting. If other matters properly come before the special meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment the proxies solicited and received by the Company.

                              SHAREHOLDER PROPOSALS

         A 2008 annual meeting of shareholders will be held only if the plan of merger is not approved by our shareholders or the merger is not otherwise completed. Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Company's 2008 Annual Meeting of shareholders may do so by following the procedures prescribed in SEC Rule 14a-8. The proposal must be submitted in writing and received by the Company's Secretary at our offices no later than 120 days prior to the Company's annual meeting. However, an annual meeting will be held only if the merger is not completed. If we hold an annual meeting in the future because the merger was not completed, we will announce the date sufficiently in advance of the meeting to permit shareholders to submit proposals to be included in the proxy statement for that annual meeting. If the merger is consummated, you will no longer be a shareholder of the Company and we will not solicit proxies for a 2008 annual meeting of shareholders.

                                                                      Appendix A

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                         THE HAIN CELESTIAL GROUP, INC.,

                          HAIN ACQUISITION CORPORATION

                                       and

                         TENDERCARE INTERNATIONAL, INC.

                                   dated as of

                                 October 24,2007

ARTICLE I MERGER.............................................................. 1

     Section 1.1     Formation of Parent Subsidiary........................... 1
     Section 1.2     The Merger............................................... 1
     Section 1.3     Closing.................................................. 2
     Section 1.4     Filing................................................... 2
     Section 1.5     Effective Time of the Merger............................. 2

ARTICLE II ARTICLES OF INCORPORATION; BY-LAWS; DIRECTORS
           AND OFFICERS....................................................... 2

     Section 2.1     Articles of Incorporation................................ 2
     Section 2.2     By-Laws.................................................. 2
     Section 2.3     Directors and Officers of the Surviving Corporation...... 2

ARTICLE III EFFECT OF THE MERGER; CONVERSION OF SHARES........................ 2

     Section 3.1     Effect on Capital Stock.................................. 2
     Section 3.2     Exchange of Certificates................................. 4

ARTICLE IV CERTAIN EFFECTS OF THE MERGER...................................... 5

     Section 4.1     Effect of the Merger..................................... 5

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................... 6

     Section 5.1     Organization and Qualification........................... 6
     Section 5.2     No Subsidiaries.......................................... 6
     Section 5.3     Capitalization; Options.................................. 6
     Section 5.4     Authority Relative to This Agreement..................... 6
     Section 5.5     No Violations, etc....................................... 7
     Section 5.6     Opinion of Financial Advisor............................. 8
     Section 5.7     Board Recommendation..................................... 8
     Section 5.8     Finders or Brokers....................................... 8
     Section 5.9     Commission Filings; Financial Statements................. 8
     Section 5.10    Absence of Undisclosed Liabilities....................... 9
     Section 5.11    Absence of Changes or Events............................. 9
     Section 5.12    Litigation.............................................. 10
     Section 5.13    Contracts............................................... 11
     Section 5.14    Real Property........................................... 13
     Section 5.15    Tangible Assets......................................... 13
     Section 5.16    Labor Matters........................................... 13
     Section 5.17    Compliance with Law..................................... 13
     Section 5.18    Permits, Licenses and Franchises........................ 14
     Section 5.19    Intellectual Property................................... 14
     Section 5.20    Taxes................................................... 15
     Section 5.21    Employee Benefit Plans; ERISA........................... 16
     section 5.22    Environmental Matters................................... 18
     Section 5.23    Bank Accounts; Indebtedness............................. 19

     Section 5.24    Customers and Suppliers................................. 19
     Section 5.25    Accounts Receivable..................................... 19
     Section 5.26    Inventory............................................... 20
     Section 5.27    Product Warranty........................................ 20
     Section 5.28    Relationships with Related Persons...................... 20
     Section 5.29    Books and Records....................................... 21
     Section 5.30    Product Recalls......................................... 21
     Section 5.31    Insurance............................................... 21
     Section 5.32    Certain Business Practices.............................. 21
     Section 5.33    Full Disclosure......................................... 21

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PARENT.......................... 22

     Section 6.1     Organization and Qualification.......................... 22
     Section 6.2     Authority Relative to This Agreement.................... 22
     Section 6.3     No Violations, etc...................................... 22

ARTICLE VII CONDUCT OF BUSINESS PENDING THE MERGER........................... 23

     Section 7.1     Conduct of Business of the Company Pending the Merger... 23
     Section 7.2     Conduct of Business of Parent Pending the Merger........ 25

ARTICLE VIII COVENANTS, AGREEMENTS AND INDEMNIFICATION....................... 25

     Section 8.1     Preparation of the Proxy Statement;
                       Shareholder Meeting .................................. 25
     Section 8.2     SEC Reports; Letters and Consents of the Company's
                     Accountants............................................. 26
     Section 8.3     Additional Agreements; Cooperation...................... 27
     Section 8.4     Publicity............................................... 28
     Section 8.5     No Solicitation......................................... 28
     Section 8.6     Access to Information................................... 30
     Section 8.7     Notification of Certain Matters......................... 30
     Section 8.8     Co-Packer Negotiations.................................. 30
     Section 8.9     Fees and Expenses....................................... 30
     Section 8.10    [Reserved].............................................. 31
     Section 8.11    Shareholder Litigation.................................. 31
     Section 8.12    Company Employees....................................... 31
     Section 8.13    Claims Against the Promissory Notes..................... 31

ARTICLE IX CONDITIONS TO CLOSING............................................. 32

     Section 9.1     Conditions to Each Party's Obligation to Effect
                       the Merger............................................ 32
     Section 9.2     Conditions to Obligations of Parent..................... 32
     Section 9.3     Conditions to Obligations of the Company................ 33

ARTICLE X TERMINATION........................................................ 34

     Section 10.1    Termination by Mutual Consent........................... 34
     Section 10.2    Termination by Either Parent or the Company............. 34
     Section 10.3    Termination by Parent................................... 34
     Section 10.4    Termination by the Company.............................. 35
     Section 10.5    Effect of Termination................................... 36

     Section 10.6    Payments Following Termination ......................... 36

ARTICLE XI MISCELLANEOUS..................................................... 36

     Section 11.1    Nonsurvival of Representations and Warranties........... 36
     Section 11.2    Waiver.................................................. 37
     Section 11.3    Notices................................................. 37
     Section 11.4    Counterparts............................................ 38
     Section 11.5    Interpretation.......................................... 38
     Section 11.6    Amendment............................................... 42
     Section 11.7    No Third Party Beneficiaries............................ 43
     Section 11.8    Governing Law; Consent to Jurisdiction.................. 43
     Section 11.9    Enforcement............................................. 43
     Section 11.10   Entire Agreement........................................ 43
     Section 11.11   No Recourse Against Others.............................. 43
     Section 11.12   Validity................................................ 44

EXHIBIT A -- Form of Amended and Restated Articles of Incorporation EXHIBIT B -- Form of Company Officer and Director Waiver
EXHIBIT C -- Form of Asset Purchase Agreement for Rapid Shine Business EXHIBIT D -- Form of Promissory Note

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of October 24, 2007, by and among The Hain Celestial Group, Inc., a Delaware corporation ("Parent"), Hain Acquisition Corporation, a Colorado corporation and a wholly owned direct subsidiary of Parent ("Parent Subsidiary") and TenderCare International, Inc., a Colorado corporation (the "Company"). Certain terms used herein are defined in
Section 11.5 below.

                                   WITNESSETH:

      WHEREAS, the Boards of Directors of each of Parent and the Company have approved the merger (the "Merger") of Parent Subsidiary with and into the Company, upon the terms and subject to the conditions set forth herein and in accordance with the Colorado Business Corporation Act ("CBCA");

      WHEREAS, in furtherance thereof it is proposed that each outstanding share of common stock, without par value, of the Company (the "Company Shares") will be converted into the right to receive the Merger Consideration upon the terms and conditions set forth in this Agreement;

      WHEREAS, as inducements to the Company and Parent entering into this Agreement and incurring the obligations set forth herein, and contemporaneously with the execution and delivery of this Agreement, Edward Reiss, Brenda Schenk and Craig Silverman (collectively, the "Named Shareholders") have agreed to enter into a voting agreement pursuant to which, among other things, the Named Shareholders will vote certain of their Company Shares in favor of this Agreement and the Merger and will agree to restrictions on transfer of their Company Shares;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                     MERGER

      Section 1.1 Formation of Parent Subsidiary. Parent has caused Parent Subsidiary to be formed as a corporation under the CBCA. Parent Subsidiary was formed solely to facilitate the Merger and the transactions contemplated thereby and will conduct no business or activity, and have no assets or liabilities, other than in connection with the Merger.

      Section 1.2 The Merger. At the Effective Time, Parent Subsidiary shall be merged with and into the Company as provided herein. Thereupon, the existence of the Company, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger, and the corporate identity and existence, with all the purposes, powers and objects, of Parent Subsidiary shall be merged with and into the Company and the Company as the corporation surviving the Merger (hereinafter sometimes referred to as the "Surviving Corporation") shall continue its existence under the laws of the State of Colorado.

      Section 1.3 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York time, on the second business day after satisfaction or waiver of all the conditions set forth in Article IX (other than those conditions which by their nature are to be fulfilled at the Closing), unless another time or date is agreed to in writing by the parties hereto (the "Closing Date"). The Closing will be held at the offices of DLA Piper US LLP, 1251 Avenue of the Americas, New York, NY, unless another place is agreed to in writing by the parties hereto.

      Section 1.4 Filing. Subject to the provisions of this Agreement, on the Closing Date, the parties hereto will cause to be filed with the office of the Secretary of State of the State of Colorado, articles of merger (the "Articles of Merger"), in such form as required by, and executed in accordance with, the relevant provisions of the CBCA.

      Section 1.5 Effective Time of the Merger. The Merger shall be effective at the time of the filing of the Articles of Merger, or at such later time specified in such Articles of Merger, which time is herein sometimes referred to as the "Effective Time" and the date thereof is herein sometimes referred to as the "Effective Date."

                                   ARTICLE II
           ARTICLES OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS

      Section 2.1 Articles of Incorporation. The Articles of Incorporation of the Company shall be amended and restated, effective at the Effective Time, in the form set forth in Exhibit A hereto. The Articles of Incorporation of the Company, as so amended and restated, shall be the Articles of Incorporation of the Surviving Corporation.

      Section 2.2 By-Laws. At the Effective Time, the By-Laws of Parent Subsidiary shall be the By-Laws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with law, the Articles of Incorporation of the Surviving Corporation or said By-Laws.

      Section 2.3 Directors and Officers of the Surviving Corporation. At the Effective Time, the directors of Parent Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, and the officers of Parent Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE III
                   EFFECT OF THE MERGER; CONVERSION OF SHARES

      Section 3.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holders of Company Shares or any shares of capital stock of Parent Subsidiary:

      (a) Parent Subsidiary Shares. Each share of capital stock of Parent Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, folly paid and nonassessable share of common stock of the Surviving Corporation.

            (b) Conversion of Company Shares. Each issued and outstanding Company Share (other than Dissenting Shares) (collectively, the "Exchanging Company Shares") shall be converted into the right to receive the Merger Consideration. The "Merger Consideration" shall mean an amount in cash equal to
(i) $0.45 minus (ii) the quotient of: (x) any Excess Company Expenses divided by
(y) the aggregate number of Exchanging Company Shares.

      Each Company Share that is owned by the Company or by any subsidiary of the Company shall automatically be canceled and retired and shall cease to exist, and no Merger Consideration or other consideration shall be delivered in exchange therefor.

      As of the Effective Time, all such Exchanging Company Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any Exchanging Company Shares shall cease to have any rights with respect thereto, except the right to receive, without interest, the Merger Consideration upon surrender of such certificate in accordance with Section 3.2.

            (c) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Company Shares held by a person entitled to vote on the Merger who has neither voted in favor of the Merger nor consented in writing thereto (each, a "Dissenting Shareholder") and who otherwise complies with all the applicable provisions of the CBCA concerning the rights of holders of Company Shares to dissent from the Merger and require purchase by the Company of their Company Shares (the "Dissenting Shares") shall not be canceled as described in Section 3.1(b) but shall become the right to receive such payment as may be determined to be due to such Dissenting Shareholder pursuant to the CBCA. If, after the Effective Time, such Dissenting Shareholder withdraws his, her or its demand or intends to demand for purchase of the Dissenting Shares (with the Company's consent) or fails to perfect or otherwise loses his, her or its status as a Dissenting Shareholder, in any case pursuant to the CBCA, each of his, her or its Company Shares shall be deemed to be canceled as of the Effective Time and converted into the right to receive the Merger Consideration, in the manner contemplated by Section 3.1(b) without interest thereon. The Company shall give Parent (i) prompt notice of any written demand for purchase of the Dissenting Shares received by the Company pursuant to the applicable provisions of the CBCA and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make an offer of any payment or make any payment with respect to any such demands or offer to settle or settle any such demands. Any communication to be made by the Company to any shareholder, court or appraiser with respect to such demands shall be submitted to Parent sufficiently in advance for Parent to review such communication and shall not be presented to any shareholder, court or appraiser without Parent's written consent.

            (d) Anti-Dilution. The Merger Consideration shall be adjusted to reflect folly the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Shares), extraordinary dividend, reorganization, recapitalization or any other like change with respect to Company Shares with an effective date or record date, as the case may be, occurring after the date hereof and prior to the Effective Time. References to the Merger Consideration elsewhere in this Agreement shall be deemed to refer to the Merger Consideration as it may have been adjusted pursuant to this Section 3.1(d).

            (e) Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the applicable Merger Consideration.

      Section 3.2 Exchange of Certificates.

            (a) Exchange Agent. No later than the Effective Time, Parent shall deposit, or cause to be deposited, with Continental Stock Transfer & Trust Company or such other bank or trust company of comparable standing designated by Parent (the "Exchange Agent' '), for the benefit of the holders of Company Shares, an amount in cash equal to the product of the Merger Consideration multiplied by the number of Exchanging Company Shares (such deposited amount, the "Exchange Fund'(9)).

            (b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Shares (the "Certificates") (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. (c) Exchange of Certificates. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor an amount in cash for each Exchanging Company Share represented by such Certificate equal to the Merger Consideration, less any required withholding of Taxes, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Shares which is not registered in the transfer records of the Company, the applicable Merger Consideration, may be issued and paid to a transferee if the Certificate representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration with respect to the Company Shares formerly represented thereby.

            (d) No Liability. None of the Exchange Agent, Parent or the Surviving Corporation shall be liable to any holder of Certificates for any cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

            (e) Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

            (f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or Parent, the posting by such person of a bond, in such reasonable amount as the Exchange Agent or Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration.

            (g) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Shares for three months after the Effective Time shall be delivered to Parent (who shall thereafter act as Exchange Agent), upon demand, and any holders of Company Shares who have not theretofore complied with this Article III shall thereafter look only to Parent for the applicable Merger Consideration to which they are entitled.

                                   ARTICLE IV
                          CERTAIN EFFECTS OF THE MERGER

            Section 4.1 Effect of the Merger. The effects and consequences of the Merger shall be as set forth in the CBCA. Without limiting the generality of the foregoing, on and after the Effective Time and pursuant to the CBCA, the Surviving Corporation shall possess all the rights, privileges, immunities, powers, and purposes of each of Parent Subsidiary and the Company; all the property, real and personal, including subscriptions to shares, causes of action and every other asset (including books and records) of Parent Subsidiary and the Company shall vest in the Surviving Corporation without further act or deed; and the Surviving Corporation shall assume and be liable for all the liabilities, obligations and penalties of Parent Subsidiary and the Company. No liability or obligation due or to become due and no claim or demand for any cause existing against either Parent Subsidiary or the Company, or any shareholder, member, officer or director thereof, shall be released or impaired by the Merger, and no action or proceeding, whether civil or criminal, then pending by or against Parent Subsidiary or the Company, or any shareholder, member, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred, and the Surviving Corporation may be substituted in any such action or proceeding in place of Parent Subsidiary or the Company.

                                    ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as set forth in the Company Disclosure Letter (in the section or subsections thereof corresponding to the section or subsection of this Agreement and with respect to any other representation and warranty to the extent that it is reasonably apparent from the face of any such disclosure in the Company Disclosure Letter that such disclosure should qualify such other representation and warranty) delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Letter"), the Company, Edward Reiss and Brenda Schenk jointly and severally represent and warrant to Parent as follows:

      Section 5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary. Section 5.1 of the Company Disclosure Letter sets forth each of the jurisdictions in which the Company is incorporated or qualified or otherwise licensed as a foreign corporation to do business. The Company is not currently in violation of any of the provisions of its articles of incorporation or by-laws. The Company has delivered to Parent accurate and complete copies of the articles of incorporation and by-laws, as currently in effect, of the Company, and has made available to Parent accurate and complete copies of its minute books.

      Section 5.2 No Subsidiaries. The Company does not own, directly or indirectly, any capital stock or other equity interest of, or any other securities convertible or exchangeable into or exercisable for capital stock or other equity interest of, any person.

      Section 5.3 Capitalization; Options. The authorized capital stock of the Company consists of 10,000,000 Company Shares, par value $0.01 per share. As of the date hereof, 7,454,582 Company Shares are issued and outstanding and no shares of preferred stock or other capital stock are authorized, issued or outstanding. All of such issued and outstanding Company Shares are validly issued, fully paid and nonassessable and were issued free of preemptive rights. There are no outstanding options, warrants or other rights, whether or not exercisable, to acquire any shares of Company capital stock or any other equitable interest in the Company. The Company is not a party to any agreement or understanding, oral or written, which (a) grants a right of first refusal or other such similar right upon the sale of Company Shares or (b) restricts or affects the voting rights of Company Shares. There is no shareholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities. There is no liability for dividends declared or accumulated but unpaid with respect to any Company capital stock including, without limitation, with respect to the Company Shares.

      Section 5.4 Authority Relative to This Agreement. The Company has corporate power and authority to execute and deliver this Agreement and to consummate the Merger and other transactions expressly contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and other transactions expressly contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or other transactions expressly contemplated hereby (other than as contemplated by this Agreement and the approval of the principal terms of the Merger by the affirmative vote of a majority of the outstanding Company Shares entitled to vote pursuant to the CBCA (the "Requisite Company Vote(99))). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

      Section 5.5 No Violations, etc.

            (a) Assuming that all filings, permits, authorizations, consents and approvals or waivers thereof have been duly made or obtained as contemplated by
Section 5.5(b) hereof, neither the execution and delivery of this Agreement by the Company nor the consummation of the Merger or other transactions expressly contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of (x) its articles of incorporation or by-laws, (y) any note, bond, mortgage, indenture or deed of trust to which it is a party or to which it or any of its properties or assets may be subject, or (z) any license, Contract or other instrument or obligation to which the Company is a party or to which it or any of its properties or assets may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets, except, in the case of clause (i)(z) above, for such violations, conflicts, breaches, defaults, terminations, suspensions, accelerations, rights of termination or acceleration or creations of liens, security interests, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            (b) No filing or registration with, notification to and no permit, authorization, consent or approval of any governmental entity (including, without limitation, any federal, state, local or foreign regulatory authority or agency) is required by the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the Merger or other transactions contemplated hereby, except (i) the filing of the Articles of Merger, (ii) the approval of the Company's shareholders pursuant to the CBCA,
(iii) filings with the Securities and Exchange Commission (the "SEC") and (iv) the government filings and third party consents identified in Section 5.5(b) of the Company Disclosure Letter.

            (c) The Company is not in violation of or default under (x) its articles of incorporation or by-laws, (y) any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation to which the Company is a party or to which it or any of its properties or assets may be subject, except, in the case of clauses (y) and (z) above, for such violations or defaults which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

      Section 5.6 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion (the "Company Fairness Opinion") of Appraisal Excellence, Ltd., dated September 13, 2007, to the effect that, as of such date,
(i) the Merger Consideration is fair from a financial point of view to the holders of Company Shares and (ii) the sale of the Rapid Shine business under the Rapid Shine APA is fair from a financial point of view to the holders of Company Shares.

      Section 5.7 Board Recommendation. The Board of Directors of the Company has, by unanimous vote at a meeting of such board duly held on October 24, 2007, approved and adopted this Agreement and the Merger, determined that the Merger is fair to the shareholders of the Company and recommended that the shareholders of the Company approve this Agreement and the Merger.

      Section 5.8 Finders or Brokers. None of the Company, the Board of Directors of the Company or any member of the Board of Directors of the Company has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with the Merger.

      Section 5.9 Commission Filings; Financial Statements. (a) The Company has filed all required forms, reports and documents with the SEC since December 31, 2003, including, if applicable, in the form filed with the SEC, together with any amendments thereto, (i) its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 (the "Company 10-K"), (ii) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) held since December 31, 2005 (the "Company Current Proxies"), (iii) its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007 (the "Company June 2007 10-Q" and, together with the Company 10-K and the Company Current Proxies, the "Company Current SEC Reports") and (iv) all other reports or registration statements filed by the Company with the SEC since December 31, 2003 (collectively, the "Company SEC Reports") with the SEC, all of which complied when filed in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). At the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has provided to Parent copies of all correspondence sent to or received from the SEC by the Company since December 31, 2003 (other than routine cover letters).

            (b) The audited financial statements and unaudited quarterly interim financial statements of the Company included or incorporated by reference in the Company SEC Reports were prepared in accordance with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except as otherwise permitted by the applicable provisions of Regulation S-X under the Securities
Act) and present fairly, in all material respects, the financial position and results of operations and cash flows of the Company as at the respective dates and for the respective periods indicated (and in the case of all such financial statements that are interim quarterly financial statements, contain all adjustments that are necessary in order to make the financial statements not misleading).

            (c) The Company has provided to Parent true and complete copies of the unaudited balance sheet of the Company at August 31, 2007 (the "Interim Balance Sheet") and the unaudited statements of income and cash flow of the Company for the period from June 30, 2007 through August 31, 2007 (collectively, the "Interim Financials"). The Interim Financials fairly present, in all material respects, the financial position of the Company at August 31, 2007 and the results of operations and cash flow of the Company for the period then ended, and have been prepared in accordance with GAAP applied on a consistent basis, except that such financial statements do not include all footnote disclosures that might otherwise be required to be included by GAAP. The Interim Balance Sheet reflects all liabilities of the Company, whether absolute, accrued or contingent, as of the date thereof of the type required to be reflected or disclosed on a balance sheet prepared in accordance with GAAP (applied in a manner consistent with the notes of the financial statements included in the Company 10-K), except that the Interim Balance Sheet does not include any footnote disclosures that might otherwise be required to be included by GAAP.

      Section 5.10 Absence of Undisclosed Liabilities. Except as disclosed in the Company Current SEC Reports, the Company has no liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments, except the liabilities recorded on the Company's balance sheet included in the Company June 2007 10-Q and any notes thereto, and except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 2007 that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

      Section 5.11 Absence of Changes or Events. Since December 31, 2006:

            (a) there has not been any change in the business, condition, assets, liabilities, operations or financial performance of the Company, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have a Company Material Adverse Effect;

            (b) there has not been any direct or indirect redemption, purchase or other acquisition of any shares of capital stock, options, warrants, or other rights to acquire shares of capital stock, of the Company, or any declaration, setting aside or payment of any dividend or other distribution by the Company in respect of its capital stock;

            (c) except in the ordinary course of its business consistent with past practice, the Company has not incurred any indebtedness for borrowed money, or assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, or made any loans or advances to any other individual, firm or corporation;

            (d) the Company has not sold, issued or granted, or authorized the issuance of, (i) any capital stock or other security, (ii) and option, warrant or right to acquire any capital stock or any other security or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

            (e) the Company has not received any Takeover Proposal;

            (f) there has not been any change in the financial or the accounting methods, principles or practices of the Company, except as may be required by GAAP;

            (g) the Company has not made any material Tax election;

            (h) there has not been any revaluation by the Company of any of its assets, including, without limitation, writing down the value of inventory or writing-off or establishing any extraordinary reserve with respect to any notes or accounts receivables;

            (i) there has not been any damage, destruction or loss, whether covered by insurance or not, except for such damages, destruction or loss as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

            (j) the Company has not entered into any agreement or transaction with any director, officer or holder of more than 5% of Company Shares or any family member or affiliate of any of the foregoing;

            (k) the Company has not offered any trade or consumer promotions other than in the ordinary course of business consistent with past practice, or offered any consumer promotions extending beyond December 31, 2007;

            (1) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company between December 31, 2006, and the date of this Agreement, exceeds $15,000 in the aggregate; and

            (m) there has not been any agreement by the Company to (i) do any of the things described in the preceding clauses (a) through (h) other than as expressly contemplated or provided for in this Agreement or (ii) take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Article V untrue or incorrect.

      Section 5.12 Litigation. There is no (i) claim, action, suit or proceeding pending or, to the best knowledge of the Company, threatened against or relating to the Company before any court or governmental or regulatory authority or body or arbitration tribunal, or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which the Company or any of its assets was or is a party, except in the case of (i) and (ii), for such matters as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Section 5.12 of the Company Disclosure Letter contains a description of each of the matters as of the date of this Agreement described in clauses (i) and (ii) of the preceding sentence (without giving effect to the Company Material Adverse Effect qualifier).

      Section 5.13 Contracts.

            (a) Section 5.13(a) of the Company Disclosure Letter contains a list of each contract, agreement, license, note, bond, mortgage, indenture, commitment, lease or other instrument or obligation ("Contracts") to which the Company is a party or by which the Company or any of its properties or assets are bound as of the date of this Agreement described in the following clauses:

                  (i) any lease of personal property providing for annual rentals of $25,000 or more and any lease of real property;

                  (ii) any Contract for the purchase of materials, supplies, goods, services, equipment or other assets that is not terminable without penalty on 60 days notice by the Company or that provides for or is reasonably likely to require either (A) annual payments to or from the Company of $25,000 or more or (B) aggregate payments to or from the Company of $ 100,000 or more;

                  (iii) any partnership, limited liability company agreement, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

                  (iv) any Contract under which Indebtedness is outstanding or may be incurred or pursuant to which any property or asset with a fair market value of $25,000 or more is mortgaged, pledged or otherwise subject to a Lien (other than statutory growers' liens which are incurred in the ordinary course of business, which are not in dispute and for which payment is not more than 30 days past due), or any Contract restricting the incurrence of Indebtedness or restricting the payment of dividends or the transfer of any Property (except, with respect to the transfer of Properties, restrictions contained in the Lease Documents);

                  (v) any Contract required to be filed as an exhibit to the Company's Annual Report on Form 10-K;

                  (vi) any Contract that purports to limit in any material respect the right of the Company (A) to engage in any business or line of business (including the scope thereof and any geographic limitations on the Company's activities), or (B) to compete with any person or operate in any location;

                  (vii) any Contract providing for the sale or exchange of, or option to sell or exchange, any Property;

                  (viii) any Contract for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets (other than Contracts referenced in clauses

      (ii) and (vii) of this Section 5.13(a)) or capital stock or other equity interests of another person for aggregate consideration in excess of $25,000;

                  (ix) any advertising or other promotional Contract providing for payment by the Company of $25,000 or more;

                  (x) any Contract pursuant to which the Company obtains or grants any rights under (including payment rights), or which by their terms restrict the right to use or practice, any Intellectual Property;

                  (xi) any Contract that contains (i) either (A) any exclusivity obligation to purchase supplies/services from a single source or (B) any minimum purchase threshold guarantee or requirement in excess of $50,000 and (ii) a term in excess of one year and which cannot be terminated without cause or penalty within 60 days;

                  (xii) any Contract where payments by the Company are based on units sold, sales, profits or any other item of income;

                  (xiii) any Contract with any past or present officer, director or employee or, to the best knowledge of the Company, any entity affiliated with any past or present officer, director or employee. Section 5.13(a)(xiii) of the Company Disclosure Letter also identifies (a) any such agreement containing an agreement with respect to any change of control, severance or termination benefit or any obligation on the part of the Company that could be triggered by the Merger and (b) the amount payable under any such agreements as a result of this Agreement and the transactions expressly contemplated hereby; or

                  (xiv) any Contract (other than Contracts referenced in clauses
      (i) through (xiii) of this Section 5.13(a)) which by its terms calls for payments by the Company in excess of $50,000 (the Contracts described in clauses (i) through (xiv) and those required to be identified in Section
      5.13 of the Company Disclosure Letter, in each case together with all exhibits and schedules thereto being, the "Material Contracts").

      (b) (i) The Company is not and, to the best knowledge of the Company, no other party is, in breach or violation of, or default under, any Material Contract, (ii) the Company has not received any claim of default under any such agreement and (iii) to the best knowledge of the Company, no event has occurred which would result in a breach or violation of, or a default under, any Material Contract (in each case, with or without notice or lapse of time or both), except in the case of (i), (ii) or (iii), for such breaches, violations or defaults as do not constitute a material breach, violation or default under any such agreement.

      (c) Each Contract listed in the Company Disclosure Letter is valid, binding and enforceable in accordance with its terms and is in full force and effect, as against the Company, and, to the best knowledge of the Company, as against the other party thereto, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles. The Company has made available to Parent true and complete copies of all Contract listed in the Company Disclosure Letter, including any amendments, waivers or modifications thereto.

      Section 5.14 Real Property.

            (a) The Company does not own any real property.

            (b) Section 5.14(b) of the Company Disclosure Letter lists each parcel of real property currently leased or subleased by the Company (such real property, together with all plants, buildings, and improvements thereon and all rights, title, privileges and appurtenances pertaining thereto, collectively, the "Properties" or individually, a "Property"), the date of the lease and each material amendment thereto (collectively, the "Lease Documents"). The Company owns a valid leasehold interest in the Properties, free and clear of all Liens other than Permitted Liens. True, correct and complete copies of all Lease Documents have been made available to Parent. Each of the Lease Documents is valid, binding and in full force and effect as against the Company and, to the best knowledge of the Company, as against the other party thereto, in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditor's rights generally or by general equitable or fiduciary principles.

            (c) The Company has not and, to the best knowledge of the Company, the other parties thereto have not, defaulted under the Lease Documents, and there are no facts that would now or with the giving of notice or the passage of time or both be a default under any term, covenant or condition of the Lease Documents which default is, individually or in the aggregate, reasonably expected to have a material adverse effect on the value or use by the Company of any Property.

      Section 5.15 Tangible Assets. The Company owns, and has good title to, or leases, all buildings, machinery, equipment and other tangible assets necessary for the conduct of its business as presently conducted, in each case free and clear of all Liens. Each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

      Section 5.16 Labor Matters. The Company is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and the Company is not engaged in any unfair labor practice which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There is no labor strike, material slowdown or material stoppage pending (or, to the best knowledge of the Company, any labor strike or stoppage threatened) against or affecting the Company. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of the Company who are not currently organized. No employee of the Company is represented by a labor union or similar organization and, to the best knowledge of the Company, there exist no ongoing discussions between the employees of the Company and any labor union or similar organization relating to the representation of such employees by such labor union or similar organization.

      Section 5.17 Compliance with Law. The Company has been and is in compliance with all statutes, laws, ordinances, regulations, rules and orders of any foreign, federal, state or local government or any other governmental department or agency (including, without limitation, any required by the Food and Drug Administration (the "FDA") or the Federal Trade Commission (the "FTC"), the Nutrition Labeling and Education Act of 1990, the Public Health Security and Bioterrorism Preparedness and Responsiveness Act of 2002, the Dietary Supplement Health and Education Act of 1994 and the Sarbanes-Oxley Act of 2002, including all rules and regulations of the SEC promulgated pursuant thereto), or any judgment, decree or order of any court, applicable to its business or operations.

      Section 5.18 Permits, Licenses and Franchises. Section 5.18 of the Company Disclosure Letter sets forth as of the date of this Agreement all of the Company's permits, licenses and franchises which are all permits, licenses and franchises from governmental agencies required to conduct its business as now being conducted. The Company has been and is in material compliance with all such permits, licenses and franchises and all such permits, licenses and franchises are in full force and effect.

      Section 5.19 Intellectual Property.

            (a) Section 5.19(a) of the Company Disclosure Letter sets forth a complete and accurate list of all of the trademarks (whether or not registered), trademark registrations and applications therefor, patents and patent applications, copyrights and copyright applications, service marks, service mark registrations and applications, and trade and product names used by the Company.

            (b) Except as set forth in Section 5.19(b) of the Company Disclosure Letter, (i) the Company has or owns, directly or indirectly, all right, title and interest in and to the Intellectual Property used by the Company or has the perpetual right to use such Intellectual Property without consideration; (ii) none of the rights of the Company in or use of such Intellectual Property has been or is currently being or, to the best knowledge of the Company, is threatened to be infringed or challenged; (iii) all of the patents, trademark registrations, service mark registrations, trade name registrations and copyright registrations included in such Intellectual Property have been duly issued and have not been canceled, abandoned or otherwise terminated; (iv) all of the patent applications, trademark applications, service mark applications, trade name applications and copyright applications included in such Intellectual Property have been duly filed; and (v) the Company owns or has adequate licenses or other rights to use all Intellectual Property, know-how and technical information required for its operation.

            (c) All know-how, trade secrets, confidential information, customer lists, software, technical information, data, formulas, product specifications, process technology, plans, drawings, and blue prints are collectively referred to in this Agreement as "Trade Secrets." Except as set forth in Section 5.19(c) of the Company Disclosure Letter,

                  (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                  (ii) The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                  (iii) The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Sellers' knowledge, have not been used, divulged, or appropriated either for the benefit of any person (other than the Company) or to the detriment of the Company. To the knowledge of the Sellers and the Company, no Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

      Section 5.20 Taxes, (i) The Company has prepared and timely filed or will timely file with the appropriate Taxing Authority all material Tax Returns required to be filed through the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company, and each such Tax Return is complete and accurate in all material respects; (ii) the Company has timely paid all Taxes due (whether or not reflected on any Tax Returns) and has provided adequate accruals in its most recent financial statements, in accordance with GAAP, for any Taxes that have not been paid and, other than Taxes incurred in the ordinary course of business, the Company has no liability for unpaid Taxes accruing after the date of the Company's most recent financial statements; (iii) all material claims, asserted deficiencies or assessments resulting from examinations of any Tax Returns filed by the Company have been paid in full or finally settled and no issue previously raised by any taxing authority reasonably could be expected to result in a proposed deficiency or assessment for any prior, parallel or subsequent period (including periods subsequent to the Effective Date); (iv) no audit or examination of the Company is ongoing, pending or, to the best knowledge of the Company, threatened by any Taxing Authority; (v) no extension of the period for assessment or collection of any Tax of the Company is currently in effect and no extension of time within which to file any Tax Return has been requested, which Tax Return has not since been filed; (vi) no liens have been filed with respect to any Taxes of the Company other than in respect of property taxes that are not yet due and payable; (vii) the Company has not made, and is not and will not be required to make, any adjustment (including with respect to any period after the Merger) by reason of a change in its accounting methods for any period (or portion thereof) ending on or before the Effective Time; (viii) the Company has deducted and withheld, and where applicable has made timely payments of all material Taxes required to be deducted and withheld from the wages paid to its employees and from all other amounts paid to independent contractors creditors, shareholders or other third parties, including taxes withheld for amounts remitted to non-resident aliens; (ix) the Company is not a party to any tax sharing, tax matters, tax indemnification or similar agreement; (x) the Company does not own any interest in any "controlled foreign corporation" (within the meaning of Section 957 of the Code), "passive foreign investment company" (within the meaning of Section 1296 of the Code) or other entity the income of which may be required to be included in the income of the Company whether or not distributed;
(xi) the Company has not made an election under Section 341(f) of the Code;
(xii) no claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction's taxing Authority; (xiii) the Company has no liability for the Taxes of any person under United States Treasury Regulation ("Treas. Reg.") ss. 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise; (xiv) the Company has never had any "undistributed personal holding company income" (as defined in Section 545 of the Code); (xv) none of the assets of the Company (a) is "tax-exempt use property" (as defined in Section 168(h)(1) of the Code), (b) may be treated as owned by any other person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 (as in effect immediately prior to the enactment of the Tax Reform Act of 1986), (c) is property used predominantly outside the United States within the meaning of proposed Treas. Reg. Section 1168-2(g) (5) or (d) is "tax exempt" and financed property within the meaning of Section 168(g)(5) of the Code; (xvi) the Company has not requested a ruling from, or entered into a closing agreement with, the IRS or any other taxing authority; (xvii) the Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662; (xviii) the Company has not entered into any transfer pricing agreements with any taxing authority; (xix) the Company is not a party to any "reportable transaction" within the meaning of Treas. Reg. Section 1.6011-4 other than solely as a result of a book tax difference; (xx) the Company has previously delivered to Parent true and complete copies of (a) all federal, state, local and foreign income or franchise Tax Returns filed by the Company for the last three taxable years ending prior to the Effective Time (except for those Tax Returns that have not yet been filed) and (b) any audit reports issued within the last three years by the IRS or any other taxing authority; and (xxi) the Company is not a party to any agreement or arrangement that provides for the payment of any amount, or the provision of any other benefit, that could constitute a "parachute payment" within the meaning of Section 280G of the Code.

      For all purposes of this Agreement, "Tax" or "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, alternative minimum, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) all transferee, successor, joint and several, contractual or other liability (including, without limitation, liability pursuant to Treas. Reg. ss. 1.1502-6 (or any similar state, local or foreign provision)) in respect of any items described in clause (i) or (ii).

      For all purposes of this Agreement, "Tax Authority" or "Taxing Authority," means any governmental authority with the power to asses, levy or collect Taxes.

      For all purposes of this Agreement, "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

      Section 5.21 Employee Benefit Plans: ERISA.

            (a) Section 5.21 of the Company Disclosure Letter contains as of the date of this Agreement a correct and complete list identifying each "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and each other bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, vacation, severance, termination, disability, death benefit, employment, consulting, independent contractor, director, retention, hospitalization, fringe benefit, sick leave, salary continuation, medical, dental, vision, or other employee benefit plan, program or arrangement which is maintained or contributed to or required to be contributed to by the Company or any Company ERISA Affiliate or as to which the Company or any Company ERISA Affiliate has any direct or indirect, actual or contingent liability ("Benefit Plans"). The Company has delivered or made available to Parent true and complete copies of (i) each Benefit Plan (including all amendments since the last restatement), (ii) the annual report (Form 5500-series) filed with respect to each Benefit Plan (if such report was required) for each of the three most recent plan years for which such reports were filed, (iii) the most recent summary plan description (and any summary of material modifications since the most recent summary plan description), if any, for each Benefit Plan, (iv) the most recent determination letter (or, if such plan is a prototype or volume submitter plan document that has been pre-approved by the Internal Revenue Service, an opinion letter) issued to each Benefit Plan that is intended to be qualified under Section 401(a) of the Code, and (v) each trust agreement or insurance contract with respect to each Benefit Plan.

            (b) No Benefit Plans are subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code. Neither the Company nor any person which is (or at the relevant time was) a member of a "controlled group of corporations" with, "under common control" with, or a member of an "affiliated service group" with the Company as such terms are defined in Section 414(b), (c), (m) or (o) of the Code ("Company ERISA Affiliate") has ever maintained or contributed to or been required to contribute to, or had any direct or indirect, actual or contingent liability with respect to any plan subject to Title IV of ERISA.

            (c) (i) The Company and all Benefit Plans are in material compliance with the applicable provisions of ERISA and the Code; (ii) each Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable Law; (iii) with respect to each Benefit Plan, all contributions to, and payments from, such Benefit Plan that are required to have been made under the terms of the Benefit Plan or applicable Law have been timely made, and no such plan has incurred an accumulated funding deficiency, whether or not waived; (iv) with respect to all Benefit Plans, there are no investigations by governmental entities or claims pending or, to the best knowledge of the Company, threatened (other than routine claims for benefits);
(v) there have been no prohibited transactions under the Code or ERISA with respect to any Benefit Plans; (vi) with respect to all Benefit Plans that are welfare plans (as defined in ERISA Section 3(1)), all such plans have complied with the COBRA continuation coverage requirements of Code Section 4980B (to the extent applicable); (vii) there are no lawsuits, actions or proceedings pending or, to the best knowledge of the Company, threatened, against or involving any Benefit Plan, and (viii) with respect to each Benefit Plan, all reports, returns and similar documents required to be filed with any governmental entity or distributed to any Benefit Plan participant, beneficiary or alternate payee have been duly and timely filed or distributed.

            (d) Each Benefit Plan intended to qualify under Section 401 of the Code, is so qualified.

            (e) The Company has no liability with respect to any plans providing benefits on a voluntary basis with respect to employees employed outside the U.S.

            (f) No Benefit Plan provides for medical, life insurance or other welfare benefits following retirement or other termination of employment (other than COBRA coverage and any similar coverage mandated by state law).

            (g) The consummation of the transactions contemplated by this Agreement will not: (i) entitle any individual to severance pay, (ii) increase or accelerate compensation due to any individual or (iii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of
Section 280G(b) of the Code.

      Section 5.22 Environmental Matters.

            (a) The Company has obtained all material Environmental Permits required in connection with its business and operations and has no knowledge that any of them will be revoked prior to their expiration, modified or will not be renewed, and has made all material registrations and given all material notifications that are required under Environmental Laws.

            (b) There is no Environmental Claim pending, or, to the best knowledge of the Company, threatened against the Company under Environmental Laws.

            (c) The Company is in material compliance with and has no liability under, Environmental Laws, including, without limitation, all of its Environmental Permits.

            (d) The Company has not assumed, by contract or otherwise, any liabilities or obligations arising under Environmental Laws.

            (e) There are no past or present actions, activities, conditions, occurrences or events, including, without limitation, the Release or threatened Release of Hazardous Materials, which could reasonably be expected to prevent material compliance by the Company with Environmental Laws, or to result in any material liability of the Company under Environmental Laws.

            (f) No Lien has been recorded under Environmental Laws with respect to any property, facility or other asset currently owned or leased by the Company.

            (g) The Company has not received any notification that Hazardous Materials that it or any of its predecessors in interest used, generated, stored, treated, handled, transported or disposed of have been found at any site at which any person is conducting, plans or is obligated to conduct any investigation, remediation, removal, response or other action pursuant to Environmental Laws.

            (h) There is no friable asbestos or asbestos containing material in, on or at any property, facility or equipment owned, operated or leased by the Company.

            (i) No property now or previously owned, operated or leased by the Company or any of its predecessors in interest, is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA") or (ii) listed on the Comprehensive

Environmental Response, Compensation, and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list relating to the Release of Hazardous Materials established under Environmental Laws.

            (j) No underground or above ground storage tank or related piping, or any surface impoundment, lagoon, landfill or other disposal area containing Hazardous Materials is located at, under or on any property currently owned, operated or leased by the Company or, to the best knowledge of the Company, any of its predecessors in interest, nor has any of them been removed from or decommissioned or abandoned at any such property.

            (k) The Company has made available for inspection to Parent copies of any investigations, studies, reports, assessments, evaluations and audits in its possession, custody or control of Hazardous Materials at, in, beneath, emanating from or adjacent to any properties or facilities now or formerly owned, leased, operated or used by it or any of its predecessors in interest, or of compliance by any of them with, or liability of any of them under, Environmental Laws.

      Section 5.23 Bank Accounts; Indebtedness.

            (a) Section 5.23(a) of the Company Disclosure Letter contains a complete and accurate list of the name of each bank in which the Company has an account or safe deposit box, the account number thereof and the names of all persons authorized to draw thereon or to have access thereto.

            (b) Section 5.23(b) of the Company Disclosure Letter contains a complete and accurate list of all indebtedness for borrowed money of the Company showing the aggregate amount by way of principal and interest which was outstanding as of a date not more than seven days prior to the date of this Agreement and, by the terms of agreements governing such indebtedness, is expected to be outstanding on the Closing Date.

            (c) Section 5.23(c) of the Company Disclosure Letter contains a complete and accurate list of all outstanding Indebtedness by the Company that will become due, go into default or give the lenders or other holders of debt instruments the right to require the Company to repay all or a portion of such loans or borrowings, in each case as a result of this Agreement, the Merger or the other transactions expressly contemplated hereby.

      Section 5.24 Customers and Suppliers. Since December 31, 2006, there has been no termination, cancellation or material curtailment of the business relationship of the Company with any material customer or supplier or group of affiliated customers or suppliers of the Company nor, to the best knowledge of the Company, any notice of intent or threat to so terminate, cancel or materially curtail any such business relationship.

      Section 5.25 Accounts Receivable. All accounts receivable of the Company reflect bona fide transactions and have been reduced by sufficient reserves, in accordance with GAAP, for bad debts, returns, allowances, cash discounts and customer promotional allowances reflected in the Company's financial statements.

      Section 5.26 Inventory, (a) All inventory of the Company is valued on the Company's books and records at the lower of cost or market; (b) obsolete items, items whose date code has expired and items of below standard quality have been written off or written down to their net realizable value on the books and records of the Company; and (c) the Company has fully written off on its books and records (i) all inventory of the Company of any type of product or ingredient for which the Company has not had any sales for the past six months,
(ii) all inventory of the Company in excess of the Company's forecasted sales for the next six months for any given product or ingredient, and (iii) all inventory of the Company which the Company, in its ordinary course of business consistent with past practice, would not sell due to the proximity of the expiration of the item's or product's useful life. All such inventory of the Company consisting of raw materials or packaging is usable in the ordinary course of business consistent with past practice, and all such inventory consisting of finished goods of the Company is, and all such inventory consisting of work in process of the Company will upon completion be, of merchantable quality, meeting all contractual and legal requirements, including all requirements of the FDA and the FTC, and is, or in the case of work in process, will be, saleable in the ordinary course of business consistent with past practice.

      Section 5.27 Product Warranty.

            (a) Except as described in Section 5.27(a) of the Company Disclosure Letter, (i) the Company has not agreed to become or otherwise is not responsible for consequential damages (exclusive of responsibilities imposed by law) and has not made any express warranties to third parties with respect to any products created, manufactured, sold, distributed or licensed, or any services rendered, by the Company; (ii) there are no warranties (express or implied) outstanding with respect to any such product or products or services; (iii) there are no design, manufacturing or other defects, latent or otherwise, with respect to any such products; and (iv) such products are nontoxic.

            (b) The Company has not modified or expanded its warranty obligation to any customer beyond that set forth in the exceptions described above or in
Section 5.27(b) of the Company Disclosure Letter.

            (c) Except as set forth in Section 5.27(c)(i) of the Company Disclosure Letter, no products have been sold or distributed by the Company under an understanding that such products would be returnable other than in accordance with the Company's written standard returns policy, a copy of which is provided in Section 5.27(c)(ii) of the Company Disclosure Letter.

      Section 5.28 Relationships with Related Persons.

            (a) No officer or director of the Company has, or in the past year has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's business.

            (b) No officer or director of the Company is, or in the past year has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a person that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market.

            (c) Except as set forth in Section 5.28(c) of the Company Disclosure Letter, no officer or director of the Company is a party to any Contract with, or has any claim or right against, the Company.

      Section 5.29 Books and Records.

            (a) The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Purchaser, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

            (b) The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of the Company, and no meeting of any such shareholders, Board of Director, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

      Section 5.30 Product Recalls. Since December 31, 2003, there have not been any recalls, whether voluntary, required by any governmental authority or agency or otherwise, of products manufactured, distributed or sold by the Company.

      Section 5.31 Insurance. Section 5.31 of the Company Disclosure Letter sets forth as of the date of this Agreement in detail a listing of the type of insurance coverage, deductibles, coverages and other material terms of the insurance carried by the Company, which are in such amounts and covering such risks as is reasonable and customary for businesses of the type conducted by the Company.

      Section 5.32 Certain Business Practices. The Company has not, nor has any director, officer, agent or employee of the Company (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

      Section 5.33 Full Disclosure. As of the date hereof and as of the Closing Date, as the case may be, all statements contained in any schedule, exhibit, certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement are, or, in respect of any such instrument to be delivered on or prior to the Closing Date, as of its date and as of the Closing Date will be, accurate and complete in all material respects, authentic and incorporated herein by reference and constitute or will constitute the representations and warranties of the Company. No representation or warranty of the Company contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF PARENT

      Except as set forth in the Parent Disclosure Letter (in the section or subsections thereof corresponding to the section or subsection of this Agreement and with respect to any other representation and warranty to the extent that it is reasonably apparent from the face of any such disclosure in the Parent Disclosure Letter that such disclosure should qualify such other representation and warranty) delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Letter"), Parent represents and warrants to the Company that:

      Section 6.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, reasonably be expected to have or result in a Parent Material Adverse Effect.

      Section 6.2 Authority Relative to This Agreement. Parent has corporate power and authority to execute and deliver this Agreement and to consummate the Merger and other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the Merger or other transactions contemplated hereby (other than as contemplated by this Agreement). This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

      Section 6.3 No Violations, etc.

            (a) Assuming that all filings, permits, authorizations, consents and approvals or waivers thereof have been duly made or obtained as contemplated by
Section 6.4(b) hereof, neither the execution and delivery of this Agreement by Parent nor the consummation of the Merger or other transactions contemplated hereby nor compliance by Parent with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under, any of the terms, conditions or provisions of (x) their respective certificate or articles of incorporation or organization or by-laws, (y) any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation, to which Parent or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (i)(y) and (i)(z) above, for such violations, conflicts, breaches, defaults, terminations, suspensions, accelerations, rights of termination or acceleration or creations of liens, security interests, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

            (b) No filing or registration with, notification to and no permit, authorization, consent or approval of any governmental entity (including, without limitation, any federal, state or local regulatory authority or agency) is required by Parent, Parent Subsidiary or any of Parent's other subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Parent of the Merger or other transactions contemplated hereby, except (i) the filing of the Articles of Merger, (ii) filings with The Nasdaq Stock Market, Inc. and (iii) filings with the SEC and state securities administrators.

                                   ARTICLE VII
                     CONDUCT OF BUSINESS PENDING THE MERGER

      Section 7.1 Conduct of Business of the Company Pending the Merger. Except as expressly contemplated by this Agreement or as expressly agreed to in writing by Parent, during the period from the date of this Agreement to the Effective Time, the Company will conduct its operations according to its ordinary course of business consistent with past practice, and will use all commercially reasonable efforts to keep intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would impair the ability of the parties to consummate the Merger or the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Company will not, without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

            (a) amend its articles of incorporation or by-laws;

            (b) authorize for issuance, issue, sell, deliver, grant any warrants, options or other rights for, or otherwise agree or commit to issue, sell or deliver any shares of any class of its capital stock or any securities convertible into shares of any class of its capital stock (except for the exercise of currently outstanding stock options);

            (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or of any of its subsidiaries, except as otherwise expressly provided in this Agreement; (d) (i) create, incur, assume, maintain or permit to exist any debt for borrowed money other than under existing lines of credit in the ordinary course of business consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person in the ordinary course of business consistent with past practices; (iii) make any loans, advances or capital contributions to, or investments in, any other person; or (iv) pledge or otherwise encumber shares of capital stock of the Company;

            (e) (i) increase in any manner the compensation of (x) any of its directors or officers except under the terms of any agreement in existence on the date hereof or (y) any other employee except in the ordinary course of business consistent with past practice; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with such director or officer or employee, whether past or present, relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements or to extend employee benefits upon termination in the ordinary course of business consistent with past practice;
(iii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or employees, except under the terms of any agreement or policy in existence on the date hereof; or
(iv) except as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof;

            (f) enter into any agreement or transaction with any director, officer or holder of more than 5% of Company Shares or any family member or affiliate of any of the foregoing;

            (g) except as set forth in Section 7.1(g) of the Company Disclosure Letter, enter into any other agreements, commitments or contracts in excess of $100,000 in the aggregate, except agreements, commitments or contracts in the ordinary course of business consistent with past practice and agreements, commitments or contracts for third party services in connection with the Merger;

            (h) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any sale, transfer, lease, license, pledge, mortgage, or other disposition or encumbrance of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights;

            (i) authorize any new capital expenditure or expenditures in excess of $15,000 in the aggregate, other than expenditures that were included in the Company's capital expenditure budget for the current fiscal year, which is set forth in Section 7.1(i) of the Company Disclosure Letter;

            (j) make any change in the accounting methods or accounting practices followed by the Company, except changes required by Law or by GAAP;

            (k) settle or compromise any material federal, state, local or foreign Tax liability, make any new material Tax election, revoke or modify any existing Tax election, or request or consent to a change in any method of Tax accounting;

            (1) create or acquire any subsidiary;

            (m) knowingly do any act or omit to do any act that would result in a breach of any representation by the Company set forth in this Agreement;

            (n) offer any trade or consumer promotions other than in the ordinary course of business consistent with past practice, or offer any consumer promotions extending beyond December 31, 2007;

            (o) make any payment in respect of any indebtedness of the Company owed to Brenda Schenk or Edward Reiss; or

            (p) agree to do any of the foregoing.

      Section 7.2 Conduct of Business of Parent Pending the Merger. Except as contemplated by this Agreement or as expressly agreed to in writing by the Company or as previously publicly disclosed, during the period from the date of this Agreement to the Effective Time, each of Parent and its subsidiaries will use all commercially reasonable efforts to keep substantially intact its business, properties and business relationships and will take no action which would materially adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VIII
                    COVENANTS, AGREEMENTS AND INDEMNIFICATION

      Section 8.1 Preparation of the Proxy Statement; Shareholder Meeting.

            (a) As soon as practicable following the date of this Agreement, the Company shall prepare and file (no later than the fifth business day following the date hereof) with the SEC a preliminary Proxy Statement, together with the related form of proxy and notice of meeting, with respect to the Company Shareholders' Meeting at which the shareholders of the Company will be asked to vote upon and approve this Agreement and the Merger and shall use its commercially reasonable efforts to have the Proxy Statement and form of proxy cleared by the SEC as soon as practicable following the date the Proxy Statement is filed with the SEC. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of approval of this Agreement and the Merger (the "Company Board Recommendation"), except to the extent the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by Section 8.5. The Company shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to its shareholders as promptly as practicable. Parent will promptly provide the Company with any information regarding Parent that may be reasonably requested in order to effectuate the preparation and filing of the Proxy Statement. The Company will respond as promptly as practicable to, and provide Parent and its counsel with a reasonable opportunity to participate in the Company's response to, any comments from the SEC and will notify Parent upon the receipt of any comments from the SEC in connection with the filing of, or amendments or supplements to, the Proxy Statement and shall provide Parent with all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement.

            (b) The Company and Parent shall make all necessary filings with respect to the Merger and the transactions contemplated thereby under the Securities Act and the Exchange Act and applicable state blue sky laws and the rules and regulations thereunder. No filing of, or amendment or supplement to, the Proxy Statement will be made by the Company without providing Parent and its counsel the opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the shareholders of the Company.

            (c) None of the information supplied or to be supplied by or on behalf of the Company or Parent, respectively, for inclusion or incorporation by reference in the Proxy Statement will, at the dates mailed to shareholders and at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Each party will promptly inform the other party of the occurrence of any event prior to the Effective Time which would render such information so provided incorrect in any material respect or require the amendment of the Proxy Statement. The Proxy Statement (except for information relating solely to Parent and Parent Subsidiary) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

            (d) The Company shall duly call, give notice of, and, within 20 business days following the mailing of the Proxy Statement to the holders of Company Shares, convene and hold a meeting of its shareholders (the "Company Shareholder Meeting") for the purpose of obtaining the Requisite Company Vote and shall, through its Board of Directors, recommend to its shareholders the approval of this Agreement and the Merger, and shall use all commercially reasonable efforts to solicit from its shareholders proxies in favor of approval of this Agreement and the Merger; provided, however, that such recommendation is subject to Section 8.5 hereof.

      Section 8.2 SEC Reports; Letters and Consents of the Company's
Accountants.

            (a) Until the Closing Date, the Company will timely file with the SEC all required forms, reports and documents required by applicable Law, rule or regulation to be filed therewith, all of which will comply in all material respects with all applicable requirements of the Securities Act and the Exchange Act and which will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) The Company shall use all commercially reasonable efforts to cause to be delivered to Parent all consents required from the Company's independent accountants necessary to effect the registration of the Parent Common Stock and make any required filing with the SEC in connection with the Merger and the transactions contemplated thereby.

      Section 8.3 Additional Agreements; Cooperation.

            (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of Parent Subsidiary or the Company and to cooperate with each other in connection with the foregoing, including using commercially reasonable efforts (i) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, material leases and other material contracts that are specified in Section 5.5(a) or 5.5(b) of the Company Disclosure Letter, (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign Law or regulations, (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) to effect all necessary registrations and filings, including, but not limited to, submissions of information requested by governmental authorities, (vi) provide all necessary information for the Proxy Statement and (vii) to fulfill all conditions to this Agreement.

            -(b) Each of the parties hereto agrees to furnish to the other party hereto such necessary information and reasonable assistance as such other party may request in connection with its preparation of necessary filings or submissions to any regulatory or governmental agency or authority.

            (c) Within 20 business days of the end of each calendar month, the Company will provide to Parent true and complete copies of an unaudited balance sheet and statement of income for the Company for the previous month (collectively, the "Monthly Financials"). The Monthly Financials will fairly present, in all material respects, the financial position of the Company at, as of and for the periods therein indicated, and will be prepared in accordance with GAAP applied on a consistent basis, except that such financial statements will not include any footnote disclosures that might otherwise be required to be included by GAAP, and are subject to normal non-recurring year-end audit adjustments.

            (d) The Company will provide to Parent the weekly sales reports generated by the Company.

      Section 8.4 Publicity. The Company and Parent agree to consult with each other in issuing any press release and with respect to the general content of other public statements with respect to the transactions contemplated hereby, and shall not issue any such press release prior to such consultation, except as may be required by Law.

      Section 8.5 No Solicitation.

            (a) From the date of this Agreement until the Effective Time, except as specifically permitted in 8.5(d), the Company shall not, and shall direct its Representatives not to, directly or indirectly:

                  (i) solicit, initiate, facilitate or knowingly encourage any inquiries, offers or proposals relating to a Takeover Proposal;

                  (ii) engage in discussions or negotiations with, or furnish or disclose any non-public information relating to the Company to, any person that has made or has indicated an intention or to make or is considering making a Takeover Proposal;

                  (iii) withdraw, modify or amend the Company Board Recommendation in any manner adverse to Parent;

                  (iv) approve, endorse or recommend any Takeover Proposal; or

                  (v) enter into any agreement in principle, arrangement,
            understanding or Contract relating to a Takeover Proposal.

            (b) The Company shall, and shall direct its Representatives to, immediately cease any existing solicitations, discussions or negotiations with any person that has made or indicated an intention to make a Takeover Proposal. The Company shall promptly request that each person who has executed a confidentiality agreement with the Company in connection with that person's consideration of a Takeover Proposal return or destroy all non-public information furnished to that person by or on behalf of the Company. The Company shall promptly inform its Representatives of the Company's obligations under this Section 8.5.

            (c) The Company shall notify Parent promptly upon receipt of (i) any Takeover Proposal or indication by any person that it is considering making any Takeover Proposal or (ii) any request for non-public information relating to the Company other than requests for information in the ordinary course of business consistent with past practice and unrelated to a Takeover Proposal. The Company shall provide Parent promptly with the identity of such person and a copy of such Takeover Proposal, indication or request (or, where no such copy is available, a written description of such Takeover Proposal). The Company shall keep Parent reasonably informed on a prompt basis of the status of any such Takeover Proposal, indication or request, and any related communications to or by the Company or its Representatives.

            (d) Subject to the Company's compliance with the provisions of this
Section 8.5 and based on written advice of its outside counsel, and only until the Requisite Company Vote is obtained, the Company and its Board of Directors shall be permitted to:

                  (i) engage in discussions with a person who has made a written
            Takeover Proposal not solicited in violation of this Section 8.5 solely to clarify the terms of such Takeover Proposal, or engage in discussions or negotiations with a person who has made a written Takeover Proposal not solicited in violation of this Section 8.5 if the Board of Directors of the Company determines that such Takeover Proposal is reasonably likely to result in a Superior Proposal;

                  (ii) furnish or disclose any non-public information relating to the Company to a person who has made a written Takeover Proposal not solicited in violation of this Section 8.5 if the Board of Directors of the Company determines that such Takeover Proposal is reasonably likely to result in a Superior Proposal, but only so long as the Company (A) has caused such person to enter into a confidentiality agreement with the Company on terms and conditions substantially the same as those contained in the Mutual Confidentiality Agreement entered into with Parent (the "Confidentiality Agreement") and (B) concurrently discloses the same such non-public information to Parent if not previously disclosed;

                  (iii) withdraw, modify or amend the Company Board
            Recommendation in a manner adverse to Parent, if the Board of Directors of the Company has determined, based on the advice of outside legal counsel, that such action is necessary to comply with its fiduciary obligations to the shareholders of the Company under applicable Laws; or

                  (iv) subject to compliance with Section 10.4(a), enter into an agreement providing for the implementation of a Superior Proposal.

            (e) Notwithstanding the foregoing, the Board of Directors of the Company shall be permitted to (i) disclose to the shareholders of the Company a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act and (ii) make such other public disclosure that it determines, based on the advice of outside legal counsel, is required under applicable Law.

            (f) "Superior Proposal" means a Takeover Proposal (i) which the Board of Directors of the Company determines is on terms and conditions materially more favorable from a financial point of view to the shareholders of the Company than those contemplated by this Agreement (based on advice received from financial advisors), (ii) the conditions to the consummation of which are all reasonably capable of being satisfied without undue delay, and (iii) for which financing, to the extent required, is then committed or, in the judgment of the Board of Directors of the Company, is reasonably likely to be available.

            (g) "Takeover Proposal" means any proposal or offer relating to (i) a merger, consolidation, share exchange or business combination involving the Company representing 20% or more of the assets of the Company, (ii) a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of 20% or more of the assets of the Company, (hi) a purchase or sale of shares of capital stock or other securities, in a single transaction or series of related transactions, representing 20% or more of the voting power of the capital stock of Company, including by way of a tender offer or exchange offer, (iv) a reorganization, recapitalization, liquidation or dissolution of the Company or (v) any other transaction having a similar effect to those described in clauses (i) - (iv), in each case other than the transactions contemplated by this Agreement.

      Section 8.6 Access to Information.

            (a) From the date of this Agreement until the Effective Time, the Company, after reasonable notice, will give Parent and its authorized representatives (including counsel, environmental and other consultants, accountants and auditors) reasonable access during normal business hours to all owned and leased properties, facilities, co-packaging facilities (to the extent the Company has or can arrange such access), personnel and operations and to all of its books and records, will permit Parent to make such inspections, investigations and assessments as it may reasonably require and will cause its officers, employees and agents after reasonable notice, to furnish Parent with such financial and operating data and other information with respect to its business and properties as Parent may from time to time reasonably request, including, without limitation, any documents or information required by the lenders under Parent's credit facility. Notwithstanding the foregoing, nothing in this Section 8.6 shall require the Company to provide access or information if withholding such disclosure is reasonably determined by the Company's Board of Directors to be required by fiduciary duties.

            (b) All documents and information furnished pursuant to this agreement shall be subject to the terms and conditions set forth in the Confidentiality Agreement. This provision shall survive any termination of this Agreement.

      Section 8.7 Notification of Certain Matters. Prior to the Effective Time, the Company or Parent, as the case may be, shall promptly notify the other of
(i) its obtaining of actual knowledge as to the matters set forth in clauses (x) and (y) below, or (ii) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (y) any material failure of the Company or Parent, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

      Section 8.8 Co-Packer Negotiations. The Company shall use its best efforts to assist Parent in negotiating with its co-packer in order to obtain reasonable pricing for the manufacture of branded diapers post-closing.

      Section 8.9 Fees and Expenses.

            (a) Subject to Section 10.6, whether or not the Merger is consummated, the Company, the Company's shareholders and Parent shall bear their respective expenses incurred in connection with the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants; provided, that if the Merger is not consummated, printing expenses and fees for filing with governmental agencies will be borne equally by Parent and the Company.

            (b) If the Merger is consummated, Parent shall assume the Company's expenses incurred in connection with the Merger; provided that to the extent that such expenses for third party services and fees to outside directors, in each case incurred after December 31, 2006 (collectively, the "Company Expenses") exceed $100,000 in the aggregate, such excess (the "Excess Company Expenses") shall result in a reduction in the Merger Consideration, as provided in Section 3.1 hereof. The Company shall provide Parent with a reasonably detailed, good-faith estimate of the Company Expenses, including related invoices, at least two business days prior to the Closing Date.

      Section 8.10 [Reserved"!.

      Section 8.11 Shareholder Litigation. Each of the Company and Parent shall give the other the reasonable opportunity to participate in the defense of any shareholder litigation against or in the name of the Company or Parent, as applicable, and/or their respective directors relating to the transactions contemplated by this Agreement.

      Section 8.12 Company Employees.

            (a) From and after the Effective Time, Parent and the Surviving Corporation will honor and assume, in accordance with their terms, all existing written employment agreements between the Company and any officer, director, or employee of the Company disclosed in Section 5.12(a)(xiii) of the Company Disclosure Letter. Parent shall treat employment by the Company prior to the Effective Time the same as employment with Parent for purposes of vesting and eligibility under any employment benefit plan of Parent and its subsidiaries, including the Surviving Corporation.

            (b) From and after the Effective Time, Parent may pay severance and/or retention to terminated Company employees.

      Section 8.13 Claims Against the Promissory Notes. From and after the Closing, Parent and the Surviving Corporation shall be entitled to assert, in accordance with the Promissory Notes (as defined below), claims against the Promissory Notes in respect of any liabilities, costs or expenses (including reasonable out-of-pocket expenses for attorneys' fees), judgments, fines, losses, claims, damages and amounts paid in settlement by Parent or the Surviving Corporation arising from any breach of any representation, warranty, covenant or other agreement of the Company or the Rapid Shine Buyer under this Agreement. Procedures for claims against the Promissory Notes are set forth in the Promissory Notes.

                                   ARTICLE IX
                              CONDITIONS TO CLOSING

      Section 9.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Company Shareholder Approval. The Requisite Company Vote shall have been obtained. (b) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger.

      Section 9.2 Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is further subject to satisfaction or waiver of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct at and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date). The Company shall have delivered to Parent an officer's certificate, in form and substance satisfactory to Parent and its counsel, to the effect of the matters stated in this Section 9.2(a) and in Sections 9.2(b) and 9.2(c).

            (b) Performance of Obligations of the Company. The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

            (c) No Company Material Adverse Effect. Since December 31, 2006, there shall not have been, and there shall not reasonably be expected to be, any Company Material Adverse Effect.

            (d) Company Shareholder Approval. At least 80% of the outstanding Company Shares shall have been voted at the Company Shareholder Meeting in favor of this Agreement and the principal terms of the Merger.

            (e) Dissenters' Rights. Immediately prior to the Requisite Shareholder Vote, the holders of not more than 5% of the outstanding Company Shares shall have given notice of their intent to demand payment by asserting dissenters' rights in accordance with the applicable provisions of the CBCA.

            (f) Consents and Approvals. The consents and approvals set forth in Sections 5.5(a) and (b) of the Company Disclosure Letter shall have been obtained.

            (g) Payoff Letters. The Company shall have delivered to Parent customary payoff letters, in form and substance reasonably satisfactory to Parent and its counsel, with respect to all Company Indebtedness existing as of (or, as Parent may reasonably request, existing prior to) the Effective Time.

            (h) Officer and Director Indemnification Waivers. Parent shall have received from each officer or director of the Company a written waiver of indemnification substantially in the form attached as Exhibit B hereto.

            (i) Sale of the Rapid Shine Business. Concurrently with the Closing, Edward Reiss (the "Rapid Shine Buyer") and the Company shall have entered into, and consummated, an asset purchase agreement with respect to the Rapid Shine business of the Company, substantially in the form attached as Exhibit C hereto (the "Rapid Shine APA"), without any waiver or amendment of any provision thereof unless such waiver or amendment was previously approved in writing by Parent. As consideration for the assets purchased pursuant to the Rapid Shine APA, the Company and the Rapid Shine Buyer shall have executed and delivered an Amended and Restated Promissory Note, in the form attached as Exhibit D hereto (together with the amended and restated promissory note described in Section 9.2(j), the "Promissory Notes").

            (j) Amended and Restated Promissory Note. The Company and Brenda Schenk shall have entered into an amended and restated promissory note, in the form attached as Exhibit D.

            (k) Certain Documentation. The Company shall have delivered to
Parent:

                  (i) a letter from counsel for Q&R Associates, Inc., in form and substance reasonably satisfactory to Parent and its counsel, stating that the Company has paid all amounts owed pursuant to the Stipulation and Order for Dismissal filed in connection with the lawsuit entitled Q&R Associates, Inc. vs. RMED International, Inc., Case No. 00-CV-000654 in the Eau Claire County Circuit Court, State of Wisconsin and entered on July 8, 2002; and

                  (ii) evidence, in form and substance reasonably satisfactory to Parent and its counsel, of the removal of the security interest recorded on December 14, 1998 by Bank One, Wisconsin with the United States Patent & Trademark Office against the following marks: Tendercare & Design, US Registration No. 2,220,551 and Tushies, US Registration No. 1,750,151.

      Section 9.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Parent set forth in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct at and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date). Parent shall have delivered to the Company an officer's certificate, in form and substance satisfactory to the Company and its counsel, to the effect of the matters stated in this Section 9.3(a) and in Section 9.3(b).

            (b) Performance of Obligations of Parent and Parent Subsidiary. Parent and Parent Subsidiary shall have performed all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

            (c) Consents and Approvals. The consents and approvals set forth in Sections 5.5(a) and (b) of the Company Disclosure Letter shall have been obtained.

                                    ARTICLE X
                                   TERMINATION

      Section 10.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by mutual written consent of Parent and the Company.

      Section 10.2 Termination by Either Parent or the Company. This Agreement may be terminated by either Parent or the Company at any time prior to the Effective Time:

            (a) if the Merger has not been consummated by December 14, 2007 (or, if the SEC reviews the Proxy Statement, January 31, 2008), except that the right to terminate this Agreement under this clause (a) shall not be available to any party to this Agreement whose failure to fulfill any of its obligations has been a principal cause of, or resulted in, the failure to consummate the Merger by such date;

            (b) if this Agreement has been submitted to the shareholders of the Company for approval at a duly convened Company Shareholder Meeting (or adjournment or postponement thereof) and the Requisite Company Vote is not obtained upon a vote taken thereon;

            (c) if any Law prohibits consummation of the Merger; or

            (d) if any Order restrains, enjoins or otherwise prohibits consummation of the Merger, and such Order has become final and nonappealable.

      Section 10.3 Termination by Parent. This Agreement may be terminated by Parent at any time prior to the Effective Time:

            (a) if the Board of Directors of the Company withdraws, modifies or amends the Company Board Recommendation in any manner adverse to Parent;

            (b) if (i) the Board of Directors of the Company approves, endorses or recommends a Takeover Proposal, (ii) the Company enters into a Contract relating to a Takeover Proposal, (iii) a tender offer or exchange offer for any outstanding shares of capital stock of the Company is commenced prior to obtaining the Requisite Company Vote and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten business days after commencement, (iv) any person solicits proxies of shareholders of the Company prior to obtaining the Requisite Company Vote and the Board of Directors of the

Company fails to recommend against acceptance of such solicitation by its shareholders (including, for these purposes, by taking no position with respect to the acceptance of such solicitation by its shareholders, which shall constitute a failure to recommend against acceptance of such solicitation) within ten business days after commencement, or (v) the Company or its Board of Directors publicly announces its intention to do any of the foregoing; or

            (c) if the Company breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 9.2(a), 9.2(b) or 9.2(c) and (ii) has not been cured by the Company within five business days after the Company's receipt of written notice of such breach from Parent.

      Section 10.4 Termination by the Company. This Agreement may be terminated by the Company at any time prior to the Effective Time:

            (a) if the Board of Directors of the Company approves, and authorizes the Company to enter into, an agreement providing for the implementation of a Superior Proposal, but only so long as:

                  (i) the Company Shareholder Meeting shall have been held, shareholders of the Company shall have voted on approval of this Agreement and the Requisite Company Vote was not obtained;

                  (ii) the Company is not then and has not been in breach of any of its obligations under Section 8.5 in any material respect;

                  (iii) the Board of Directors of the Company has determined, after consulting with an independent financial advisor, that such definitive agreement constitutes a Superior Proposal;

                  (iv) the Company has notified Parent in writing that it intends to enter into such definitive agreement, attaching the most current version of such definitive agreement (including any amendments, supplements or modifications) to such notice; and

                  (v) during the eight business day period following Parent's receipt of such notice, (A) the Company shall have offered to negotiate with (and, if accepted, negotiated with), and shall have caused its respective financial and legal advisors to offer to negotiate with (and, if accepted, negotiate with), Parent in making such commercially reasonable adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the Merger and the other transactions contemplated by this Agreement, and (B) the Board of Directors of the Company shall have determined, after considering the results of such negotiations and the revised proposals made by Parent, if any, that the Superior Proposal giving rise to such notice continues to be a Superior Proposal; or

            (b) if Parent breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 9.3(a), 9.3(b) or 9.3(c) and (ii) has not been cured by Parent within five business days after Parent's receipt of written notice of such breach from the Company.

      Section 10.5 Effect of Termination. If this Agreement is terminated pursuant to this Article X, it shall become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any shareholder, member, director, officer, employee, agent or representative of such party), except that if such termination results from the willful (a) failure of any party to perform its obligations or (b) breach by any party of its representations or warranties contained in this Agreement, then such party shall be fully liable for any liabilities incurred or suffered by the other parties as a result of such failure or breach. The provisions of Section 8.9, this Section 10.5 and Section 10.6 shall survive any termination of this Agreement.

      Section 10.6 Payments Following Termination.

            (a) The Company shall pay, or cause to be paid, to Parent by wire transfer of immediately available funds an amount equal to $100,000 (the 'Termination Fee"):

                  (i) if this Agreement is terminated by the Company pursuant to
      Section 10.4(a), in which case payment shall be made before or concurrently with such termination and prior to entry into a Contract relating to a Takeover Proposal;

                  (ii) if this Agreement is terminated by Parent pursuant to
      Section 10.3, in which case payment shall be made within two business days of such termination; or

                  (iii) if (A) a Takeover Proposal shall have been made or proposed to the Company or otherwise publicly announced, (B) this Agreement is terminated by either Parent or the Company pursuant to
      Section 10.2 or by Parent pursuant to Section 10.3(c) and (C) within 18 months following the date of such termination, the Company shall consummate any Takeover Proposal (whether or not such Takeover Proposal was the same Takeover Proposal referred to in the foregoing clause (A)), in which case payment shall be made within two business days of the date on which the Company consummates such Takeover Proposal.

            (b) Parent shall pay, or cause to be paid, to the Company by wire transfer of immediately available funds, the Termination Fee if this Agreement is terminated by the Company pursuant to Section 10.4(b), in which case payment shall be made within two business days of such termination.

                                   ARTICLE XI
                                 MISCELLANEOUS

      Section 11.1 Nonsurvival of Representations and Warranties. The representations and warranties contained in Article V of this Agreement shall survive the Effective Time and shall terminate upon payment in full of the Promissory Notes. The representations and warranties contained in Article VI of this Agreement shall not survive the Effective Time. Any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time shall survive the Effective Time.

      Section 11.2 Waiver. At any time prior to the Effective Date, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing duly authorized by and signed on behalf of such party.

      Section 11.3 Notices.

            (a) Any notice or communication to any party hereto shall be duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party's address.

If to Parent or Parent Subsidiary:

                  The Hain Celestial Group, Inc.
                  58 South Service Road
                  Melville, New York 11747
                  Facsimile No.: (631) 730-2561
                  Attention: Chief Financial Officer

with a copy (which shall not constitute notice) to:

                  DLA Piper US LLP
                  1251 Avenue of the Americas
                  New York, New York 10020-1104
                  Facsimile No.: (212) 335-4501
                  Attention: Jonathan Klein, Esq.

If to the Company:

                  TenderCare International, Inc.
                  3925 N. Hastings Way
                  Eau Claire, Wisconsin 54703
                  Facsimile No.: (715) 833-1409
                  Attention: Stu Brown

with a copy (which shall not constitute notice) to:

                  Strauss & Malk LLP 135
                  Revere Drive

                  Northbrook, Illinois 60062
                  Facsimile No.: (847)562-1422
                  Attention: Steven B. Randall, Esq.

            (b) All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, if mailed; when sent, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Section 11.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures by facsimile or in "pdf format shall bind the parties hereto.

      Section 11.5 Interpretation.

            (a) The headings of articles and sections herein are for convenience of reference, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

            (b) As used in this Agreement:

                  (i) "business day" means any day that is not a Saturday, Sunday or a day in which the commercial banks are required or permitted by law to be closed in the City of New York in the State of New York.

                  (ii) "Company Material Adverse Effect" means any state of facts, circumstance, change, development, effect, condition or occurrence that, when taken together with all other states of fact, circumstances, changes, developments, effects, conditions and occurrences (i) has a material and adverse effect on the financial condition, business, assets, liabilities, results of operations or prospects of the Company, or (ii) prevents or materially impedes or delays the performance by the Company of its obligations under this Agreement or the consummation of the Merger or the other transactions expressly contemplated by this Agreement.

                  (iii) "Environment" means any surface water, ground water, drinking water supply, land surface or subsurface strata, ambient air, indoor air and any indoor location and all natural resources such as flora, fauna and wetlands;

                  (iv) "Environmental Claim" means any notice, claim, demand, complaint, suit or other communication by any person alleging potential liability (including, without limitation, potential liability for investigation, remediation, removal, response or corrective action or damages to any person, property or natural resources, and any fines or penalties) arising out of or relating to (1) the Release or threatened Release of Hazardous Materials or (2) any violation, or alleged violation, of, or failure or alleged failure to comply with, Environmental Laws;

            (v) "Environmental Laws" means all federal, state, and local laws, statutes, codes, rules, ordinances, regulations, judgments, orders, decrees and the common law as now or previously in effect relating to pollution or protection of human health or the Environment, or occupational health or safety including, without limitation, those relating to the generation, storage, treatment, transport, handling or disposal or Release or threatened Release of Hazardous Materials;

            (vi) "Environmental Permit" means a permit, identification number, license, approval, consent or other written authorization issued pursuant to Environmental Laws;

            (vii) "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual.

            (viii) "Hazardous Materials" means pollutants, contaminants, substances, constituents, compounds, chemicals, materials or wastes subject to regulation or which can give rise to liability under Environmental Laws including, without limitation, petroleum and petroleum products and wastes, and all constituents thereof;

            (ix) "Indebtedness" means (i) indebtedness for borrowed money (excluding any interest thereon), secured or unsecured, (ii) obligations under conditional sale or other title retention Contracts relating to purchased property, (iii) any leases which under GAAP are required to be treated as capital leases, (iv) obligations under interest rate cap, swap, collar or similar transactions or currency hedging transactions (valued at the termination value thereof) and (v) guarantees of any of the foregoing of any other person;

            (x) "Intellectual Property" means all trademarks (whether or not registered) and trademark registrations and applications, service marks, service mark registrations and applications, trade dress and trade and product names and all goodwill in all of the foregoing, patents and patent applications, registered copyrights, copyright applications, and all rights of copyright in tangible original works, product formulations, trade secrets, know how, inventions, and other proprietary information throughout the world for the full term thereof, including all renewals.

            (xi) "Laws" means any binding domestic or foreign laws, statutes, ordinances, rules, regulations, codes or executive orders enacted, issued, adopted, promulgated or applied by any governmental entity;

            (xii) "Liens" means any liens, pledges, security interests, claims, options, rights of first offer or refusal, charges or other encumbrances;

            (xiii) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a person.

            (xiv) "Order" means any orders, judgments, injunctions, awards, decrees or writes handed down, adopted or imposed by any governmental authority;

            (xv) "Parent Material Adverse Effect" means any state of facts, circumstance, change, development, effect, condition or occurrence that, when taken together with all other states of fact, circumstances, changes, developments, effects, conditions and occurrences (i) has a material and adverse effect on the financial condition, business, assets, liabilities or results of operations of the Parent, or (ii) prevents or materially impedes or delays the performance by the Parent of its obligations under this Agreement or the consummation of the Merger or the other transactions expressly contemplated by this Agreement. Parent is not in violation of any of the provisions of its certificate of incorporation or by-laws. Parent has delivered to the Company accurate and complete copies of its certificate of incorporation and by-laws, as currently in effect.

            (xvi) "Permitted Liens" means (i) Liens for current taxes and assessments not yet due and payable, (ii) inchoate mechanics' and materialmen's Liens for construction in progress and (iii) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business consistent with past practice;

            (xvii) "person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof;

            (xviii) "Proxy Statement" means the proxy or information statement (including, without limitation, a Schedule 13E-3 filing, if required to be filed under the Exchange Act) and all amendments or supplements thereto, if any, similarly filed and mailed with respect to the Company Shareholders' Meeting.

            (xix) "Related Person" means, with respect to a particular individual: (1) each other member of such individual's Family, (2) any person that is directly or indirectly controlled by such individual or one or more members of such individual's Family, (3) any person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest and (4) any person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity). With respect to a specified person other than an individual, "Related Person" means: (i) any person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified person, (ii) any person that holds a Material Interest in such specified person, (iii) each person that serves as a director, officer, partner, executor, or trustee of such specified person (or in a similar capacity), (iv) any person in which such specified person holds a Material Interest, (v) any person with respect to which such specified person serves as a general partner or a trustee (or in a similar capacity) and (vi) any Related Person of any individual described in clause (ii) or (iii) of this sentence.

            (xx) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing in, into or through the Environment;

            (xxi) "Representatives" means, when used with respect to Parent or the Company, their respective directors, officers, employees, consultants, accountants, legal counsel, investment bankers, financing sources, agents and other representatives, as applicable, and their respective Subsidiaries;

            (xxii) "subsidiary" of any person means (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other subsidiaries of such person or by such person and one or more subsidiaries thereof or (ii) any other person (other than a corporation) in which such person, or one or more other subsidiaries of such person or such person and one or more other subsidiaries thereof, directly or indirectly, have at least a majority ownership and voting power relating to the policies, management and affairs thereof; and

            (xxiii) "voting stock" of any person means capital stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

      (c) In addition, the following terms are defined in the following
Sections:

Term
----
Articles of Merger
Benefit Plans
Cash Consideration
CERCLA
Certificates
CBCA
Closing
Closing Date
Code
Company
Company Board Recommendation
Company Current Proxies
Company Current SEC Reports
Company Disclosure Letter
Company ERISA Affiliate
Company Expenses
Company Fairness Opinion
Company March 2007 10-Q
Company SEC Reports
Company Shareholder Meeting
Company Shares
Company 10-K
Contracts
Dissenting Shareholder
Dissenting Shares
Effective Date
Effective Time

Section
-------
1.4
5.21(a)
3.1(b)
5.22(i)
3.2(b)
Preamble
1.3
1.3
3.2(e)
Preamble
8.1(a)
5.9(a)
5.9(a)
first paragraph of Article V
5.21(b)
8.9(b)
5.6
5.9(a)
5.9(a)
8.1(d)
Preamble
5.9(a)
5.13(a)
3.1(e)
3.1(e)
1.5
1.5

Term
----
ERISA
Excess Company Expenses
Exchange Act
Exchange Agent
Exchange Fund
Exchanging Company Shares
FDA
FTC
GAAP
Intellectual Property
Interim Balance Sheet
Interim Financials
Lease Documents
Material Contracts
Maximum Annual Premium
Merger
Merger Consideration
Named Shareholders
Parent
Parent Disclosure Letter
Parent Subsidiary
Promissory Notes
Property
Properties
Proxy Statement
Rapid Shine APA
Rapid Shine Buyer
Requisite Company Vote
Restraints
SEC
Securities Act
Superior Proposal
Surviving Corporation
Takeover Proposal
Tax or Taxes
Tax Authority or Taxing Authority
Tax Representation Letter
Tax Return
Termination Fee
Trading Day
Treas. Reg.

Section
-------
5.21(a)
8.9(b)
5.9(a)
3.2(a)
3.2(a)
3.1(b)
5.17
5.17
5.9(b) 5.19 5.9(c) 5.9(c) 5.14(b)
5.13(a)(xiv)
8.8(b)
Preamble
3.1(b)
Preamble
Preamble
first paragraph of Article VI
Preamble
9.2(i)
5.14(b)
5.14(b)
8.1(a)
9.2(i)
9.2(0
5.4
9.1(b)
5.5(b)
5.9(a)
8.5(f)
1.2
8.5(g)
5.20
5.20
8.14
5.20
10.6
3.1(b)
5.20

      Section 11.6 Amendment. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the shareholders of the Company; provided, however, that after any such approval, there shall not be made any amendment that by Law requires further approval by such shareholders without the further approval of such shareholders; and provided, further, that this Agreement shall not be amended after the Effective Time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      Section 11.7 No Third Party Beneficiaries. Except for the rights set forth under Section 8.8, nothing in this Agreement shall confer any rights upon any person or entity which is not a party or permitted assignee of a party to this Agreement.

      Section 11.8 Governing Law; Consent to Jurisdiction.

            (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (excluding the laws applicable to conflicts or choice of law, other than General Obligations Law ss.ss.5-1401 and 5-1402).

            (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court of New York State or any Federal court of the United States of America, in either case sitting in the County of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby irrevocably and unconditionally waives, the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any New York State or Federal court described in the first sentence of this Section 11.8(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each of the parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices under this Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      Section 11.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

      Section 11.10 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subj ect matter hereof.

      Section 11.11 No Recourse Against Others. No director, officer or employee, as such, of Parent, Parent Subsidiary or the Company or any of their respective subsidiaries shall have any liability for any obligations of Parent, Parent Subsidiary or the Company, respectively, under this Agreement for any claim based on, in respect of or by reasons of such obligations or their creation.

      Section 11.12 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be executed by their duly authorized officers all as of the day and year first above written.

THE HAIN CELESTIAL GROUP, INC.

 By: ___________________________________________________________
     Name:  Ira J. Lamel
     Title: Executive Vice President and Chief Financial Officer

 HAIN ACQUISITION CORPORATION




By: ___________________________________________________________
    Name:  Ira J. Lamel
    Title: Executive Vice President and Chief Financial Officer

TENDERCARE INTERNATIONAL, INC.

By: ___________________________________________________________
    Name:
    Title:

                                                                      Appendix B

Opinion of TenderCare International, Inc. Financial Advisor

      On August 22, 2007, TenderCare International, Inc. retained Appraisal Excellence, Ltd. to provide its financial services to TenderCare, in connection with a potential sale of the company. Appraisal Excellence has presented to the board of directors of TenderCare its opinion that, based upon and subject to the various conditions set forth in the presentation of September 13, 2007, the merger consideration to be paid to the shareholders of TenderCare along with the corresponding spin-off of the Rapid Shine business unit is fair from a financial point of view as of that date. In requesting Appraisal Excellence, Ltd. opinion, no limitations were imposed by the Company upon Appraisal Excellence, Ltd with respect to the investigation made or procedures followed by it in rendering its opinion. The presentation presented to the board of directors, September 13, 2007, described the procedures followed, assumptions made, matters considered and limitation on the review undertaken. The summary below provides a reasonable overview of our full opinion, however, is omits certain detailed information included in the presentation.

      Appraisal Excellence is a respected independent regional financial advisory firm, possessing substantial experience in business valuations, financial opinions, merger and acquisition advisory services and management consulting. Appraisal Excellence performs numerous engagements each year for clients ranging from privately held companies to publicly traded corporations. Appraisal Excellence is headquartered in Eau Claire, Wisconsin.

         In connection with advisory services related to the issuance of its opinion of fairness and its presentation to the board of directors, Appraisal Excellence has received a fee of $10,000. The Company has agreed to reimburse Appraisal Excellence for its reasonable expenses incurred in connection with its engagement and to indemnify Appraisal Excellence and its affiliates against certain liabilities that may arise out of the rendering of its opinion. No portion of the fee paid to Appraisal Excellence was contingent upon the conclusion reached in its opinion.

      Appraisal Excellence has previously performed financial advisory services for the Company. In August 2005, Appraisal Excellence, Ltd provided a fair value opinion and in September, 2000, Appraisal Excellence appraised TenderCare International Inc (then RMED International, Inc.) for management planning purposes. Total fees received by Appraisal Excellence were $10,000 and $7,000 for the respective financial services.

Scope of Opinion

      Appraisal Excellence, Ltd opinion is directed only to the fairness from a financial point of view, of the merger consideration, and, as such, should not be construed as a recommendation to any shareholder of TenderCare International, Inc. as to how the shareholder should vote at the Special Meeting. The summary of the opinion of Appraisal Excellence, Ltd set forth in this letter is qualified in its entirety to the presentation made to the board of directors. Appraisal Excellence, Ltd's opinion does not address the merits of the underlying decision to proceed with the transaction and is not an affirmation that the maximum possible price or best possible terms were achieved, but rather that the consideration was fair and reasonable.

      In arriving at its opinion, Appraisal Excellence, Ltd, reviewed and/or analyzed, among other things, the following information.

         o Reviewed certain publicly available business and financial information relating to TenderCare International, Inc. and relating to Hain Celestial Group, Inc. that Appraisal Excellence, Ltd deemed relevant;

         o Reviewed certain information relating to future business, earnings, cash flow, assets, liabilities and prospects of TenderCare International, Inc.;

         o Conducted discussions with members of senior management of TenderCare International, Inc. concerning the history, current operations and financial status and future prospects;

         o Reviewed market prices and trading volumes for the TenderCare International, Inc. common shares;

         o Reviewed proposed employment agreement with management and other consideration;

         o Reviewed TenderCare International, Inc.'s contingent assets and liabilities as represented to Appraisal Excellence, Ltd. By TenderCare International, Inc.'s management;

         o Reviewed documentation related to TenderCare International, Inc.'s lease commitments;

         o  Reviewed pertinent industry information;

         o Review asset purchase agreement and letter of intent regarding stock purchase;

         o Reviewed such other financial studies and analysis and took into account such matters Appraisal Excellence, Ltd deemed necessary, including Appraisal Excellence, Ltd assessment of general economic, market and monetary conditions.

      In preparing its opinion, Appraisal Excellence, Ltd has assumed and relied on the accuracy and completeness of all information supplied or otherwise available, discussed or reviewed by Appraisal Excellence, Ltd. Appraisal Excellence, Ltd. has not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets of liabilities of the Company or been furnished with any such evaluation or appraisal. With respect to the financial forecast information furnished to and discussed with Appraisal Excellence, Ltd, Appraisal Excellence, Ltd has assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of TenderCare International, Inc.'s management as to the expected future financial performance of TenderCare International, Inc. Finally, Appraisal Excellence, Ltd. assumed that the final form of the proxy and merger is substantially similar to the drafts and proposals reviewed by them.

      Appraisal Excellence, Ltd's opinion was necessarily based upon market, economic and other conditions as they existed and can be evaluated only on the information made available to Appraisal Excellence, Ltd as of September 13, 2007. You should understand that subsequent developments may affect the conclusion expressed in the Appraisal Excellence, Ltd opinion, and the Appraisal Excellence, Ltd disclaims any undertaking of obligation to advise any person of any change in any fact of matter affecting its opinion.

      The preparation of a fairness opinion involves determination as to the most appropriate and relevant methods of financial analysis and application of those methods. In arriving at its opinion, Appraisal Excellence, Ltd. made qualitative judgments as to the significance and relevance of each method and factor. The analysis must be considered as a whole and that selecting portions of its analysis, without considering all factors and analyses, could create an incomplete view of the process underlying the analyses set forth in its fairness opinion. The analyses were prepared solely for the purposes of Appraisal Excellence, Ltd. providing its opinion to the board of directors to the fairness of the consideration paid in a proposed deal. Such analyses are based upon numerous factors or events beyond the control of TenderCare International, Inc., its advisors or any other person. Actual future results may be materially different from those forecasts.

Summary of Analysis

      The following is a summary of the analyses performed by Appraisal Excellence, Ltd in connection with its fairness opinion. These analyses were discussed in a presentation to the board of directors of TenderCare. The summary set forth below does not purport to be a complete description of either the analyses performed in rendering its opinion of the presentation delivered by Appraisal Excellence, Ltd to the board of directors, but it does summarize all of the material analyses performed and presented.

      On August 6, 2007, TenderCare International, Inc. (Target) announced the signing of a letter of intent to sell all outstanding shares of stock to The Hain Celestial Group, Inc. (Buyer). Hain Celestial Group Inc. is a natural and organic food and personal care products company. Under the terms of the agreement, Hain-Celestial has agreed to pay $.45 per share in cash for all the outstanding shares of TenderCare stock or $3,354,562. TenderCare International, Inc. will become a wholly owned subsidiary of

Hain Celestial Group, Inc. A recently purchased and unrelated operating unit of TenderCare, Rapid Shine, will be spun-off and sold to a related party for the price equivalent to the sum of expenses related to the acquisition plus related capital expenditures in lieu of the related party debt. This amount is equivalent to $145,000.

      TenderCare International, Inc. operates in a highly competitive industry. TenderCare has not been able to achieve significant growth or profitability despite having a product which is unique and distinct from other products. Gross margins decreased significantly in 2006 to 13.3%. This is well below the industry average. Although the margins are expected to improve for fiscal year 2007, the recent decrease in margins necessary to enter new markets, demonstrates the difficulty TenderCare has had in growing its revenues.

      In June 2007, the company purchased an unrelated business which produces a small shoe polishing device - a promotional item. The purchase was financed through related party debt. Approximately $145,000 of capital expenditures and start-up costs have been incurred. Sales for this product were not projected to be significant.

      Discounted Cash Flow Analysis (Income Approach). Appraisal Excellence performed a discounted cash flow analysis of the projected debt free cash flow of TenderCare International, Inc. Debt free cash flow is defined as cash that is available either to reinvest in new businesses or to distribute to shareholders in the form of dividends, stock buybacks, or debt service. TenderCare International, Inc. management provided Appraisal Excellence with financial projection information, and Appraisal Excellence consulted with TenderCare International, Inc. management as part of its process of developing an independent estimate of the future debt free cash flows for TenderCare International, Inc.

      The projected debt free cash flows were discounted to the present at a rate that reflects the relative risk associated with these flows as well as the rates of return that shareholders could expect to realize on alternative investment opportunities. Additional adjustments were then made for balance sheet debt and non-operating assets. Appraisal Excellence then estimated the fair value of the Common Stock, on a per share basis by dividing the total fair value by the number of common shares outstanding by the determination. Assumptions of this analysis include a growth rate of eight percent for the next 10 years and gross margins stabilization at or near industry norms. This analysis resulted in a value per share for TenderCare International, Inc. common stock of approximately $0.27.

      Net Asset Analysis (Cost Approach). This method of analysis calculates the value of a business by adjusting the assets and liabilities on the current balance sheet to their fair value equivalent. This method was appropriate for Rapid Shine which will be spun-off as a part of the purchase agreement. Appraisal Excellence reviewed photos of the equipment recently purchased and determined that the recent cost data and actual start-up expenses provided a reasonable basis for the fair market value of the assets and the investment value of the business unit. The total investment in Rapid Shine is $145,000. A reduction in related party debt as consideration for the business unit is equivalent to a cash payment in this instance. This method was appropriate for the Rapid Shine spin-off only.

      Analysis of Current and Historical Trading Prices of TenderCare International, Inc.'s Common Stock (Prior Transactions). In addition to calculating the Company's Discounted Cash Flow value, Appraisal Excellence analyzed the closing price, bid/ask spread and trading volume of the Common Stock over the past twenty-four months. Over the period from September 4, 2005 through September 4 2007, the Common Stock has ranged from $0.17 in September 2005 to $0. 97 in September 2006. The general trading range for most of 2007 was between $0.37 and $0.55 per share. The average stock price for 2007 was $0.44 with the most recent trading close $0.428. The stock is thinly traded.

Comparable or Guideline Transactions (Market Approach). This method of analysis calculates the value of a business enterprise by selecting and comparing similar transactions to appraise the subject company. Appraisal Excellence selected transactions from the Pratt's Stats, a mid-market database, after a review of a number of data sources. Appraisal Excellence then analyzed the comparable transactions and selected various criteria in determining pricing multiples. The resulting value on a per share basis using the market approach was $.13. This method of determining value produces a value on a control basis.

Appraisal Excellence then estimated the fair value of Common Stock, on a per share basis by dividing the total fair value by the number of common shares outstanding.


      Premiums for Synergy and Control. Acquisition premiums are quite often allocated between buyer and seller. There is no fixed rule on who should obtain the value of the synergy or what that allocation should be. The allocation generally is reflected in the relative bargaining position of each party to a transaction. The proposed transaction offers synergies in a number of areas which include but is not limited to: increased access to market channels, financial strength, a unique and differentiated product in market segment, greater buying power, favorable cost structure, established vendors relationships and production capacity. Valuation Ratios of the Hain Celestial Group, Inc. (Buyer) are as follows:

                    ------------------------------------
                                                  HAIN
                    ------------------------------------
                    PE Ratio (TTM)               30.01
                    ------------------------------------
                    Price/Sales (LFY)             1.64
                    ------------------------------------
                    Growth Rate 5yr              13.15
                    ------------------------------------
                    Dividend Paid (LFY)           0.00
                    ------------------------------------

      TenderCare had negative earnings in the last fiscal year and historically flat or decreasing sales over the past five years. Recent entry into the private label market segment offered prospects for growth limited by financial constraints. The company has not paid dividends. Given TenderCare's performance, it is apparent that the synergistic value was shared by both the Target and the Buyer.

      Conclusion

      Appraisal Excellence relied upon, analyzed, and considered information provided by TenderCare International, Inc.'s management. The most relevant and appropriate approaches were considered as a whole in arriving at an opinion of fairness. Based upon the analysis, assumptions and limitations set forth, in its opinion, Appraisal Excellence, Ltd determined that the merger consideration to be paid along with the corresponding spin-off of the Rapid Shine business unit is fair from a financial point of view to the shareholders of TenderCare International, Inc. as of September 13, 2007, the date presented to the board.

                                   APPENDIX C

                 Article 113 - Colorado Business Corporation Act
                               Dissenters' Rights

     7-113-101. Definitions.

     For purposes of this article:

     (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

     (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

     (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

     7-113-102. Right to dissent.

      (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

     (a) Consummation of a plan of merger to which the corporation is a party if:

     (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

     (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

     (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

     (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1);

     (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2); and

     (e) Consummation of a conversion in which the corporation is the converting entity as provided in section 7-90-206 (2).

     (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

     (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

     (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

     (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

     (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

     (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

     (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

     (c) Cash in lieu of fractional shares; or

     (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

     (2) (Deleted by amendment, L. 96, p. 1321, ss. 30, effective June 1, 1996.)

     (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

     (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

     (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     7-113-103. Dissent by nominees and beneficial owners.

     (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

     (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

     (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

     7-113-201. Notice of dissenters' rights.

(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (1).

(2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (2).

      7-113-202. Notice of intent to demand payment.

      (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters' rights shall:

     (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

     (b) Not vote the shares in favor of the proposed corporate action.

     (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

     (3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

      7-113-203. Dissenters' notice.

      (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

     (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

     (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

     (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

     (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

     (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

     (f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

     (g) Be accompanied by a copy of this article.

      7-113-204. Procedure to demand payment.

     (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

     (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

     (b) Deposit the shareholder's certificates for certificated shares.

     (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

     (3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

     (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

      7-113-205. Uncertificated shares.

     (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

     (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

      7-113-206. Payment.

     (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

     (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

     (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

     (b) A statement of the corporation's estimate of the fair value of the shares;

     (c) An explanation of how the interest was calculated;

     (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

     (e) A copy of this article.

      7-113-207. Failure to take action.

      (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

      7-113-208. Special provisions relating to shares acquired after announcement of proposed corporate action.

      (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

     (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

      7-113-209. Procedure if dissenter is dissatisfied with payment or offer.

      (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

     (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

     (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

     (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

     (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

      7-113-301. Court action.

      (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

     (2) The corporation shall commence the proceeding described in subsection
(1) of this section in the district court for the county in this state in which the street address of the corporation's principal office is located, or, if the corporation has no principal office in this state, in the district court for the county in which the street address of its registered agent is located, or, if the corporation has no registered agent, in the district court for the city and county of Denver. If the corporation is a foreign corporation without a registered agent, it shall commence the proceeding in the county in which the domestic corporation merged into, or whose shares were acquired by, the foreign corporation would have commenced the action if that corporation were subject to the first sentence of this subsection (2).

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

     (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

     (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

      7-113-302. Court costs and counsel fees.

      (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with part 2 of this article; or

     (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                                                      Appendix D

                          VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT dated as of October 24, 2007 between The Hain Celestial Group, Inc., a Delaware corporation ("Parent"), and Edward Reiss, Brenda Schenk and Craig Silverman (each, a "Shareholder" and collectively the "Shareholders"), each a shareholder of TenderCare International, Inc., a Colorado corporation (the "Company").

WHEREAS, Parent, Hain Acquisition Corporation, a Colorado corporation and a whole owned subsidiary of Parent ("Parent Subsidiary"), and the Company propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement) providing for, among other things, the merger of Parent Subsidiary with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Shareholder owns the number of Company Shares set forth on Appendix A hereto (of record or beneficially) (such Company Shares being referred to herein as the "Original Shares"; the Original Shares, together with any other shares of capital stock of the Company or other voting securities of the Company acquired (of record or beneficially) by any Shareholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options or other securities convertible into voting stock), being collectively referred to herein as the "Subject Shares"); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Shareholders enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                                AGREEMENT TO VOTE

Section 1.01 Voting. Each Shareholder hereby agrees that during the time this Agreement is in effect such Shareholder shall (or shall cause the relevant record holder(s) to), in connection with any meeting or action by written consent of the shareholders of the Company: (a) vote such Shareholder's Voting Shares (as defined below) in favor of the Merger Agreement and the Merger; (b) vote such Shareholder's Voting Shares against any action or agreement that could reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of the Company under the Merger Agreement; and (c) vote such Shareholder's Voting Shares against any action or agreement that could reasonably be expected to prevent, impede, interfere with, delay or postpone the consummation of the Merger, including, without limitation any (i) Takeover Proposal, (ii) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company, (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement, (iv) material change in the policies or management of the Company, (v) election of new members to the board of directors of the Company,
(vi) material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company's Articles of Incorporation or Bylaws, (vii) other material change in the Company's corporate structure or business or (vii) other matter relating to, or in connection with, any of the foregoing matters. For purposes of this Agreement, "Voting Shares" shall mean the number of Company Shares listed on Appendix A hereto under the heading "Initial Voting Shares" plus that number of additional Subject Shares (on a pro rata basis among the Shareholders based on their Subject Shares) necessary (including as a result of any Shareholder's failure to perform its obligations pursuant to this Agreement) to represent an aggregate of 40% of all Company Shares eligible to vote or act by written consent at the record date.

Section 1.02      Grant Of Irrevocable Proxy.

      (a) Each Shareholder hereby grants to Parent, and to each officer of Parent, a proxy to vote such Shareholder's Voting Shares as indicated in Section
1.01. Each Shareholder intends this proxy to be, and this proxy is, irrevocable in accordance with Colorado law and is coupled with an interest, and each Shareholder will immediately take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Shareholder with respect to such Shareholder's Voting Shares. The irrevocable proxy granted in this Section
1.02 shall expire in accordance with Section 5.13 hereof.

      (b) Each Shareholder represents that any proxies heretofore given in respect of such Shareholder's Voting Shares are not irrevocable, and that any such proxies are hereby revoked.

      (c) Each Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

Section 1.03 Capacity. By executing and delivering this Agreement, each Shareholder makes no agreement or understanding herein in such Shareholder's capacity or actions as a director, officer or employee of the Company or any subsidiary of the Company. Each Shareholder is signing and entering into this Agreement solely in such Shareholder's capacity as the beneficial owner of such Shareholder's Subject Shares, and nothing herein shall limit or affect in any way any actions that may be hereafter taken by such Shareholder in such Shareholder's capacity as an employee, officer or director of the Company or any subsidiary of the Company.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Each Shareholder represents and warrants to Parent as follows:

Section 2.01 Ownership Of Original Shares. Such Shareholder is the beneficial owner of, and has good and marketable title to, the number of Original Shares set forth on Appendix A hereto, free and clear of any Liens. As of the date hereof, such Shareholder does not own (of record or beneficially) any shares of capital stock of the Company other than such Shareholder's Original Shares. Such Shareholder has the sole right to Transfer (as defined below) and direct the voting of such Shareholder's Original Shares, and none of such Shareholder's Original Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the Transfer or the voting of the Original Shares, except as set forth in this Agreement.

Section 2.02 Power; Binding Agreement. Such Shareholder has the legal capacity, power and authority to enter into and perform all of such Shareholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Shareholder will not violate any other agreement to which such Shareholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms.

Section 2.03 No Conflicts. No authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by such Shareholder of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of such Shareholder's Subject Shares or other properties or assets of such Shareholder under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which such Shareholder is a party or by which such Shareholder's Subject Shares or such Shareholder's other properties or assets are bound.

Section 2.04 Finder's Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Shareholders as follows:

Section 3.01 Power; Binding Agreement. Parent has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms.

                                   ARTICLE IV
                          COVENANTS OF THE SHAREHOLDERS

Section 4.01 Covenants of the Shareholders. Each Shareholder agrees as follows:

      (a) Except as set forth herein and in the Merger Agreement, such Shareholder shall not:

            (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to or permit any Transfer of, or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, such Shareholder's Subject Shares to any person, other than Parent or Parent's designee;

            (ii) enter into, or otherwise subject such Shareholder's Subject Shares to, any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to such Shareholder's Subject Shares; or

            (iii) take any other action that would in any way restrict, limit or interfere with the performance of such Shareholder's obligations hereunder or the transactions contemplated to be performed by such Shareholder hereunder.

      (b) Each Shareholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal or rights to dissent in connection with the Merger that such Shareholder may have with respect to such Shareholder's Subject Shares.

      (c) Each Shareholder hereby agrees that any attempted Transfer in violation of Section 4.01(a)(i) shall be null and void.

Section 4.02 No Solicitation; Other Offers. Each Shareholder acknowledges and agrees to be bound by the obligations applicable to such Shareholder as set forth in Section 8.5 of the Merger Agreement.

Section 4.03 Further Assurances. Each Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote such Shareholder's Voting Shares as contemplated by Section 1.02. Parent agrees to use commercially reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Agreement.

                                   ARTICLE V
                                  MISCELLANEOUS

Section 5.01 Expenses. All costs and expenses incurred by any party in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.02 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not to be performed in accordance with their specific terms or were to be otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that in such circumstances the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 5.03 Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as is specified by like notice):

      (a)   if to Parent to:

            The Hain Celestial Group, Inc.
            58 South Service Road
            Melville, New York 11747
            Attention: Chief Financial Officer
            Telecopy No.: (631) 730-2561

            with a copy (which shall not constitute notice) to:
            DLA Piper US LLP
            1251 Avenue of the Americas
            New York, New York 10020
            Attention: Jonathan Klein, Esq.
            Telecopy No.: (212) 335-4501

      (b) if to a Shareholder, to such Shareholder's address listed on the books of the Company:

            with a copy (which shall not constitute notice) to:

            Strauss & Malk LLP
            135 Revere Drive
            Northbrook, Illinois 60062
            Attention: Steven B. Randall, Esq.
            Facsimile No.:  (847) 562-1422

or to any other address or facsimile number as that party may hereafter specify for this purpose by notice to the other parties. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received before 5 p.m. local time on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 5.04 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

Section 5.05 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Shareholder (whether by operation of law or otherwise) without the prior written consent of Parent and any such purported assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Each Shareholder agrees as to such Shareholder, severally and not jointly, that this Agreement and such Shareholder's obligations hereunder shall attach to such Shareholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Shareholder's heirs, guardians, administrators or successors.

Section 5.06 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each Shareholder and Parent irrevocably submit to the exclusive jurisdiction of any Colorado state or federal court sitting in the State of Colorado in any action arising out of or relating to this Agreement, hereby irrevocably agree that all claims in respect of such action shall be heard and determined in such Colorado state or federal court, and hereby irrevocably waive, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

Section 5.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures by facsimile or in "pdf" format shall bind the parties hereto.

Section 5.08 Interpretation. When a reference is made in this Agreement to a Section, such reference will be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they will be deemed to be followed by the words "without limitation". As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act; provided that in no event will Parent or Parent Subsidiary, on the one hand, or the Company, on the other, be considered an affiliate of the other such party(ies).

Section 5.09 Stop Transfer Restriction; Legend.

      (a) In furtherance of this Agreement, each Shareholder shall, and authorizes Parent to, deliver written instructions to the Company and the Company's transfer agent (a) that there is a stop transfer restriction with respect to all of such Shareholder's Subject Shares (and that this Agreement places limits on the voting and Transfer of such Shareholder's shares).

      (b) Each Shareholder shall cause the certificated Subject Shares to have a legend placed conspicuously on such certificate to the following effect: "The shares of common stock evidenced by this certificate are subject to a Voting and Support Agreement dated October 24, 2007, entered into by the record owner of such shares and The Hain Celestial Group, Inc." Each Shareholder shall cause a counterpart of this Agreement to be deposited with the Company at its principal place of business or registered office where it shall be subject to the same right of examination by a shareholder of the Company, in person or by agent or attorney, as are the books and records of the Company.

Section 5.10 Entire Agreement; No Third Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 5.11 Validity. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provisions hereof, which will remain in full force and effect. Upon any determination that any term or other provision is invalid or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

Section 5.12 Binding Effect On Signatories. Once this Agreement has been executed by Parent, this Agreement shall be binding upon a Shareholder when such Shareholder executes this Agreement.

Section 5.13 Expiration. This Agreement and the rights and obligations of the respective parties hereto under this Agreement, including the irrevocable proxy granted in Section 1.02, shall terminate, and be of no further force or effect, on the earliest to occur of (A) the Effective Time, (B) the termination of this Agreement by written notice from Parent to the Shareholders and (C) the termination of the Merger Agreement in accordance with its terms; provided that Sections 5.01, 5.03, 5.06, 5.08, 5.10, 5.11 and 5.14 shall survive any such termination.

Section 5.14 Nonsurvival Of Representations And Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time or any termination of this Agreement. This Section 5.14 shall not limit any covenant or agreement of a party that by its terms expressly contemplates performance after the Effective Time.

Section 5.15 Several Obligations. Each Shareholder agrees that such Shareholder's obligations under this Agreement is a several obligation of such Shareholder, and that the failure by any other Shareholder to perform such other Shareholder's obligations under this Agreement or the breach by any other Shareholder of any representation or warranty hereunder shall not constitute a bar, limitation, prohibition or defense to the enforcement of this Agreement against any Shareholder.

Section 5.16 No Waiver; Cumulative Remedies. Neither any failure nor any delay on the part of Parent in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

                  [Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Parent and each Shareholder have caused this Agreement to be signed, in the case of Parent, by its officer thereunto duly authorized, as of the date first written above.

 THE HAIN CELESTIAL GROUP, INC.

By: ___________________________________
 Name:  Ira J. Lamel
 Title: Executive Vice President and
        Chief Financial Officer

 EDWARD REISS


_______________________________________



 BRENDA SCHENK


_______________________________________



 CRAIG SILVERMAN


_______________________________________

                                                                      Appendix A




                                Original Shares                  Initial
   Shareholder                 beneficially owned             Voting Shares
-------------------            ------------------             -------------
Edward Reiss                       1,232,616                      899,120
Brenda Schenk                      2,780,221                    2,028,005
Craig Silverman                       75,000                       54,708
                                   ---------                    ---------
Total                              4,087,837                    2,981,833

Total Company Shares outstanding as of the date of this Agreement: 7,454,582

                                                                PRELIMINARY COPY
                                      PROXY

                         Special Meeting of Shareholders
                                       of
                         TenderCare International, Inc.
                             3925 North Hastings St.
                           Eau Claire, Wisconsin 54703

                                December 6, 2007

           This proxy is solicited on behalf of the Board of Directors


The undersigned hereby appoints Edward Reiss and Brenda Schenk as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of TenderCare International, Inc. held of record by the undersigned on October 24, 2007 at the special meeting of shareholders to be held on December 6, 2007, or any adjournment thereof.

      TO APPROVE THE AGREEMENT AND PLAN OF MERGER DATED AS OF OCTOBER 24, 2007, AMONG TENDERCARE INTERNATIONAL, INC., THE HAIN CELESTIAL GROUP, INC. AND HAIN ACQUISITION CORPORATION.

           FOR  |_|              AGAINST  |_|                ABSTAIN  |_|

      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting that are unknown a reasonable time prior to the solicitation.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR approval of the Agreement and Plan of Merger.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                _____________________________
Dated _______________________, 2007                        Signature

                                                _____________________________
                                                  Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE